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                                                                    Exhibit 10.1


                               BUILD-TO-SUIT LEASE


                            EOS Biotechnology, Inc.

                               BUILD-TO-SUIT LEASE



Landlord:         Slough BTC, LLC

Tenant:           EOS Biotechnology, Inc.

Date:             June 1, 2001



                                              TABLE OF CONTENTS

1.       PROPERTY..............................................................................1
         1.1      Lease of Building............................................................1
         1.2      Landlord's Reserved Rights...................................................1
         1.3      Right of First Offer.........................................................2

2.       TERM..................................................................................2
         2.1      Term.........................................................................2
         2.2      Early Possession.............................................................3
         2.3      Delay In Possession..........................................................3
         2.4      Acknowledgment Of Rent Commencement..........................................5
         2.5      Holding Over.................................................................5
         2.6      Option To Extend Term........................................................5

3.       RENTAL................................................................................6
         3.1      Minimum Rental...............................................................6
                  (a)      Rental Amounts......................................................6
                  (b)      Rental Amounts During First Extended Term...........................6
                  (c)      Rental Amounts During Second Extended Term..........................7
                  (d)      Rental Adjustment Due to Change in Square Footage...................7
                  (e)      Rental Adjustment Due to Tenant Improvement Costs...................7
         3.2      Late Charge..................................................................8

4.       STOCK WARRANTS........................................................................8
         4.1      Stock Warrants...............................................................8

5.       CONSTRUCTION..........................................................................9
         5.1      Construction of Improvements.................................................9
         5.2      Condition of Property........................................................9
         5.3      Compliance with Law..........................................................9

6.       TAXES.................................................................................10
         6.1      Personal Property............................................................10
         6.2      Real Property................................................................10

7.       OPERATING EXPENSES....................................................................10
         7.1      Payment of Operating Expenses................................................10
         7.2      Definition Of Operating Expenses.............................................11
         7.3      Determination Of Operating Expenses..........................................12
         7.4      Final Accounting For Lease Year..............................................13
         7.5      Proration....................................................................13

8.       UTILITIES.............................................................................13
         8.1      Payment......................................................................13
         8.2      Interruption.................................................................14



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


9.       ALTERATIONS; SIGNS....................................................................14
         9.1      Right To Make Alterations....................................................14
         9.2      Title To Alterations.........................................................14
         9.3      Tenant Trade Fixtures........................................................15
         9.4      No Liens.....................................................................15
         9.5      Signs........................................................................16

10.      MAINTENANCE AND REPAIRS...............................................................16
         10.1     Landlord's Work..............................................................16
         10.2     Tenant's Obligation For Maintenance..........................................16
                  (a)      Good Order, Condition And Repair....................................16
                  (b)      Landlord's Remedy...................................................16
                  (c)      Condition Upon Surrender............................................16

11.      USE OF PROPERTY.......................................................................17
         11.1     Permitted Use................................................................17
         11.2     Requirement of Continued Use.................................................17
         11.3     No Nuisance..................................................................17
         11.4     Compliance With Laws.........................................................17
         11.5     Liquidation Sales............................................................18
         11.6     Environmental Matters........................................................18

12.      INSURANCE AND INDEMNITY...............................................................22
         12.1     Insurance....................................................................22
         12.2     Quality Of Policies And Certificates.........................................23
         12.3     Workers' Compensation........................................................24
         12.4     Waiver Of Subrogation........................................................24
         12.5     Increase In Premiums.........................................................24
         12.6     Indemnification..............................................................24
         12.7     Blanket Policy...............................................................25

13.      SUBLEASE AND ASSIGNMENT...............................................................25
         13.1     Assignment And Sublease Of Building..........................................25
         13.2     Rights Of Landlord...........................................................25

14.      RIGHT OF ENTRY AND QUIET ENJOYMENT....................................................26
         14.1     Right Of Entry...............................................................26
         14.2     Quiet Enjoyment..............................................................26

15.      CASUALTY AND TAKING...................................................................27
         15.1     Damage or Destruction........................................................27
         15.2     Condemnation.................................................................28
         15.3     Reservation Of Compensation..................................................29
         15.4     Restoration Of Improvements..................................................29

16.      DEFAULT...............................................................................30
         16.1     Events Of Default............................................................30
                  (a)      Abandonment.........................................................30
                  (b)      Nonpayment..........................................................30
                  (c)      Other Obligations...................................................30
                  (d)      General Assignment..................................................30
                  (e)      Bankruptcy..........................................................30
                  (f)      Receivership........................................................30
                  (g)      Attachment..........................................................30
                  (h)      Insolvency..........................................................31
         16.2     Remedies Upon Tenant's Default...............................................31
         16.3     Remedies Cumulative..........................................................32


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


17.      SUBORDINATION, ATTORNMENT AND SALE....................................................32
         17.1     Subordination To Mortgage....................................................32
         17.2     Sale Of Landlord's Interest..................................................32
         17.3     Estoppel Certificates........................................................32
         17.4     Subordination to CC&R's......................................................33
         17.5     Mortgagee Protection.........................................................33

18.      SECURITY..............................................................................34
         18.1     Deposit......................................................................34

19.      MISCELLANEOUS.........................................................................35
         19.1     Notices......................................................................35
         19.2     Successors And Assigns.......................................................36
         19.3     No Waiver....................................................................37
         19.4     Severability.................................................................37
         19.5     Litigation Between Parties...................................................37
         19.6     Surrender....................................................................37
         19.7     Interpretation...............................................................37
         19.8     Entire Agreement.............................................................37
         19.9     Governing Law................................................................37
         19.10    No Partnership...............................................................37
         19.11    Financial Information........................................................37
         19.12    Costs........................................................................38
         19.13    Time.........................................................................38
         19.14    Rules And Regulations........................................................38
         19.15    Brokers......................................................................38
         19.16    Memorandum Of Lease..........................................................38
         19.17    Corporate Authority..........................................................39
         19.18    Execution and Delivery.......................................................39
         19.19    Survival.....................................................................39
         19.20    Parking and Traffic..........................................................39


                                    EXHIBITS

                  EXHIBIT A            Real Property Description

                  EXHIBIT B            Site Plan

                  EXHIBIT C            Workletter

                  EXHIBIT D            Estimated Construction Schedule

                  EXHIBIT E            Acknowledgment of Rent Commencement Date

                               BUILD-TO-SUIT LEASE


         THIS BUILD-TO-SUIT LEASE ("LEASE") is made and entered into as of June 1, 2001, by and between SLOUGH BTC, LLC, a Delaware limited liability company ("LANDLORD"), and EOS BIOTECHNOLOGY, INC., a Delaware corporation ("TENANT").

         THE PARTIES AGREE AS FOLLOWS:


                                   1. PROPERTY

         1.1      LEASE OF BUILDING.

                  (a) Landlord leases to Tenant and Tenant hires and leases from Landlord, on the terms, covenants and conditions hereinafter set forth, the building (the "BUILDING") to be constructed pursuant to Article 5 hereof and EXHIBIT C attached hereto on a portion of the real property described in EXHIBIT A attached hereto (the "PROPERTY"), to consist of a three-story office and laboratory building containing approximately 82,000 square feet. The location of the Building on the Property is intended to be substantially as shown for the building designated "BUILDING D" on the site plan attached hereto as EXHIBIT B (the "SITE PLAN"). The Property is commonly known as Britannia Oyster Point (the "CENTER") and is located at Oyster Point Boulevard and Veterans Boulevard in the City of South San Francisco, County of San Mateo, State of California. The Building and the other improvements to be constructed on the Property pursuant to Article 5 hereof and EXHIBIT C attached hereto are sometimes referred to collectively herein as the "IMPROVEMENTS." The parking areas, driveways, sidewalks, landscaped areas and other portions of the Center that lie outside the exterior walls of the buildings to be constructed in the Center, as depicted in the Site Plan and as hereafter modified by Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the "COMMON AREAS."

                  (b) As an appurtenance to Tenant's leasing of the Building pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, sidewalks, landscaped areas, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Center and created or existing from time to time under any access easement agreements, declarations of covenants, conditions and restrictions, or other written agreements now or hereafter of record with respect to the Center, subject however to any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

         1.2 LANDLORD'S RESERVED RIGHTS. To the extent reasonably necessary to permit Landlord to exercise any rights of Landlord and discharge any obligations of Landlord under this Lease, Landlord shall have, in addition to the right of entry set forth in Section 16.1 hereof, the following rights: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size or shape of any portion of the Common Areas, and to construct and/or relocate parking structures and/or parking spaces in the Center; (ii) to close temporarily any of the Common Areas for maintenance or other reasonable purposes, PROVIDED that reasonable parking and reasonable access to the Building remain available; (iii) to construct, alter or add to other buildings and Common Area improvements in the Center; (iv) to build in areas adjacent to the Center and to add such areas to the Center; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Center or any portion thereof; and (vi) to do and perform such other acts with respect to the Common Areas and the Center as may be necessary or appropriate; PROVIDED, however, that notwithstanding anything to the contrary in this Section 1.2, Landlord's exercise of its rights hereunder shall not cause any material diminution of Tenant's rights, nor any material increase of Tenant's obligations, under this Lease.

         1.3 RIGHT OF FIRST OFFER. Tenant shall have the following right of first offer ("RIGHT OF FIRST OFFER") to lease additional space in or adjacent to the Center, PROVIDED, however, that such Right of First Offer shall not arise or be effective if Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date Landlord would otherwise be required to notify Tenant of the commencement and terms of such Right of First Offer pursuant to this
Section 1.3. Landlord has advised Tenant (a) that it is presently Landlord's intention to develop Building E of the Center, as shown on the Site Plan ("BUILDING E"), as an office building rather than a biotechnology building, and
(b) that the property lying easterly of the Property and commonly known as 333 Oyster Point Boulevard, South San Francisco ("333 OYSTER POINT"), presently operated as a commercial warehouse facility, is presently owned by Landlord. In the event that either (x) Landlord decides, in its sole discretion, to develop Building E as a biotechnology building or (y) Landlord or any affiliate of Landlord to which 333 Oyster Point may be transferred, as applicable, decides to redevelop 333 Oyster Point as a biotechnology facility, then in either such event Tenant shall have a Right of First Offer to lease a minimum of 100,000 square feet of space in Building E (or the entirety of Building E, if less than 100,000 square feet) or the redeveloped 333 Oyster Point facility, as applicable, and neither Landlord nor its affiliate, if applicable, shall lease space in Building E or in the redeveloped 333 Oyster Point facility (excluding any leases which, individually and in the aggregate, leave at least 100,000 square feet of space in the applicable building or facility to be offered to Tenant pursuant to this Right of First Offer) without first complying with all applicable provisions of this Section 1.3. Tenant's Right of First Offer with respect to Building E or 333 Oyster Point, as applicable, shall commence upon Tenant's receipt of written notice from Landlord (a "FIRST OFFER NOTICE") identifying the building or facility to which the Right of First Offer applies, the amount of space available in such building or facility (not to be less than 100,000 square feet or the entirety of the applicable building or facility, if less than 100,000 square feet) and the rent, improvement allowance and other material terms upon which Landlord proposes to offer space in such building or facility. Tenant shall have ten (10) business days after receipt of a First Offer Notice in which to reach agreement on all terms and achieve execution of a written lease agreement with Landlord or its affiliate, as applicable, regarding Tenant's leasing and occupancy of at least 100,000 square feet of space in the building or facility covered by the First Offer Notice (or the entirety of such building or facility, if less than 100,000 square feet). It is generally the intention of the parties that the form of lease for any such leasing of space pursuant to a First Offer Notice would be substantially identical to this Lease, excluding this Section 1.3 and subject only to such other modifications as may be reasonably necessary to reflect differences in the particular space to be occupied pursuant to such new lease and/or in the economic terms applicable to Tenant's leasing of such space. If Landlord and Tenant fail to reach agreement on all terms and achieve execution of a written lease within ten (10) business days after Tenant's receipt of a First Offer Notice, then Tenant shall have no further rights under this Section 1.3 with respect to the building or facility covered by such First Offer Notice and Landlord shall thereafter be free to proceed with the leasing of such building or facility at any time and from time to time without any further obligation to Tenant. If Tenant leases space in either Building E or 333 Oyster Point pursuant to a First Offer Notice under this Section 1.3, then Tenant shall have no further rights under this Section
1.3 with respect to either of such buildings or facilities (except Tenant's rights under the written lease agreement entered into with respect to the particular space covered by such First Offer Notice) and Landlord shall thereafter be free to proceed with the further leasing of both such building and such facility at any time and from time to time without any further obligation to Tenant.

                                     2. TERM

         2.1 TERM. The term of this Lease shall commence upon mutual execution of this Lease by Landlord and Tenant. Tenant's minimum rental and Operating Expense obligations shall commence on the earlier of (i) one hundred eighty (180) days after Landlord's completion of the principal structural components of the Building Shell (as hereinafter defined) pursuant to the Workletter attached hereto as EXHIBIT C (the "WORKLETTER"), subject to any adjustments in such time period to the extent authorized or required under the provisions of such Workletter, which completion shall be evidenced by Landlord's delivery of the Structural Completion Certificate pursuant to the Workletter, or
(ii) the date Tenant takes occupancy of and commences operation of its business in the Building, the earlier of such dates being herein called the "RENT COMMENCEMENT DATE"; PROVIDED, however, that in no event shall the Rent Commencement Date occur earlier than January 1, 2003 unless determined pursuant to clause (ii) of this sentence or unless an earlier date is hereafter mutually agreed upon in writing by Landlord and Tenant. The term of this Lease shall end on the day (the "TERMINATION DATE") immediately preceding the fifteenth (15th) anniversary of the Rent Commencement Date, unless sooner terminated or extended as hereinafter provided.

         2.2 EARLY POSSESSION. Tenant shall have the nonexclusive right to occupy and use the Building from and after the date of Landlord's delivery of the Structural Completion Certificate described in clause (i) of Section 2.1, even though Landlord may be continuing to construct the balance of Landlord's Work as contemplated in the Workletter, for the purpose of constructing Tenant's Work as contemplated in the Workletter and for the purpose of installing fixtures and furniture, laboratory equipment, computer equipment, telephone equipment, low voltage data wiring and personal property and other similar work related to the construction of Tenant's Work and/or preparatory to the commencement of Tenant's business in the Building. Such occupancy and possession, and any early access under the next sentence of this Section 2.2, shall be subject to and upon all of the terms and conditions of this Lease and of the Workletter (including, but not limited to, conditions relating to the maintenance of required insurance), except that Tenant shall have no obligation to pay minimum rental or Operating Expenses for any period prior to the Rent Commencement Date as determined under Section 2.1; such early possession shall not advance or otherwise affect the Rent Commencement Date or Termination Date determined under Section 2.1. Tenant shall also be entitled to have early access to the Building and the Property at all appropriate times prior to Landlord's delivery of the Structural Completion Certificate, subject to the approval of Landlord and its general contractor (which approval shall not be unreasonably withheld or delayed) and to all other provisions of this Section 2.2, for the purpose of performing work preparatory to the construction of Tenant's Work or necessary for the orderly sequencing of such Work and/or for the actual construction of Tenant's Work pursuant to the Workletter, and Tenant shall not be required to pay minimum rental or Operating Expenses by reason of such early access until the Rent Commencement Date otherwise occurs; without limiting the generality of the preceding portion of this sentence, Tenant shall be entitled to have early access to the Property and the Building as soon as the roof metal decking is in place to begin hanging electrical, mechanical and plumbing services from the overhead structure, subject to all of the provisions of this
Section 2.2. Tenant shall not unreasonably interfere with or delay Landlord's contractors by any early access, occupancy or possession under this Section 2.2, shall coordinate and cooperate with Landlord and its contractors (who shall similarly coordinate and cooperate with Tenant and its contractors) to minimize any interference or delay by either party with respect to the other party's work following Landlord's delivery of the Structural Completion Certificate, and shall indemnify, defend and hold harmless Landlord and its agents and employees from and against any and all claims, demands, liabilities, actions, losses, costs and expenses, including (but not limited to) reasonable attorneys' fees, arising out of or in connection with Tenant's early entry upon the Property hereunder.

         2.3 DELAY IN POSSESSION. Landlord agrees to use its best reasonable efforts to complete its portion of the work described in Section 5.1 and the Workletter promptly, diligently and within the respective time periods set forth in the Estimated Construction Schedule attached hereto as EXHIBIT D and incorporated herein by this reference, as such schedule may be modified from time to time by mutual written agreement of Landlord and Tenant, and subject to the effects of any delays caused by or attributable to Tenant or any other circumstances beyond Landlord's reasonable control (excluding financial inability); PROVIDED, however, that Landlord shall not be

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liable for any damages caused by any delay in the completion of such work, nor shall any such delay affect the validity of this Lease or the obligations of Tenant hereunder. Notwithstanding any other provisions of this Section 2.3, however:

                  (a) In recognition of the fact that Tenant's sublease of the space presently occupied by Tenant at 225A Gateway Boulevard, South San Francisco, California ("TENANT'S EXISTING PREMISES") is scheduled to terminate on March 31, 2003, Landlord agrees that if Landlord fails to deliver the Structural Completion Certificate and tender possession of those completed structural portions of the Building Shell for the Building that must be completed as a condition of delivery of the Structural Completion Certificate by the date which is one hundred twenty (120) days after May 31, 2002 (the date specified for structural completion in the Estimated Construction Schedule attached hereto as EXHIBIT D), then Landlord shall reimburse Tenant, in accordance with the provisions of this paragraph and subject to the limitations set forth herein, for an amount equal to fifty percent (50%) of Tenant's Excess Occupancy Costs; PROVIDED, however, that the above-referenced 120-day period shall be extended (and the possible triggering of Landlord's reimbursement obligation shall therefore be deferred), day for day, for a period equal to the length of any delays in Landlord's design and construction of the Building Shell that are caused by acts of God, action or inaction of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, Tenant Delays (as defined in the Workletter), or other causes or contingencies beyond the reasonable control of Landlord (excluding financial inability). For purposes of this paragraph, "TENANT'S EXCESS OCCUPANCY COSTS" shall mean the amount (if any) by which the monthly gross rental expenses (including, but not limited to, basic rent, holdover rent, expense passthroughs and other forms of additional rent) reasonably incurred by Tenant for space occupied by Tenant for the conduct of Tenant's business after March 31, 2003 (which space may consist of either Tenant's Existing Premises if Tenant is able to continue to occupy them on a holdover basis, or any substitute space taken by Tenant on a temporary basis if Tenant is forced to vacate Tenant's Existing Premises prior to the time Tenant is able to occupy the Building hereunder) EXCEED Tenant's monthly gross rental expenses for Tenant's Existing Premises immediately prior to the expiration of Tenant's sublease thereof. During any period when Landlord's reimbursement obligation under this paragraph is in effect, Tenant shall provide Landlord with a written calculation of Tenant's Excess Occupancy Costs (including any supporting information reasonably requested by Landlord to evidence or confirm the various expenses on which such calculation is based) on a monthly basis and Landlord shall pay Tenant the amount properly due under each such statement within fifteen (15) days after Landlord's receipt of the statement and related supporting information. Landlord's reimbursement obligation under this paragraph shall in all events terminate upon the earlier to occur of (i) thirty (30) days after the Rent Commencement Date hereunder or (ii) Tenant's exercise of its termination right under Section 2.3(b) hereof, if such right becomes exercisable in accordance with its terms and is in fact exercised by Tenant.

                  (b) If Landlord fails to deliver the Structural Completion Certificate and tender possession of those completed structural portions of the Building Shell for the Building that must be completed as a condition of delivery of the Structural Completion Certificate by the date which is one hundred eighty (180) days after May 31, 2002 (the date specified for structural completion in the Estimated Construction Schedule attached hereto as EXHIBIT D), then Tenant shall have the right to terminate this Lease without further liability hereunder by written notice delivered to Landlord at any time prior to Landlord's delivery of the Structural Completion Certificate for the Building and tender of possession of the completed structural portions of the Building Shell to Tenant and Landlord shall return to Tenant (i) all unexercised warrants given to Landlord by Tenant pursuant to Section 4.1, (ii) to the extent any of the warrants given to Landlord by Tenant pursuant to Section 4.1 have been exercised prior to such termination, an amount equal to the excess (if any) of the aggregate fair market value of the shares acquired by Landlord pursuant to such exercise, measured on the date of Landlord's exercise of such warrants, over the aggregate exercise price for such exercised warrants, and (iii) any amounts prepaid by Tenant to Landlord pursuant to this Lease (including, but not limited to, any prepaid Rent and the Security Deposit); PROVIDED, however, that the date on which Tenant's termination right becomes exercisable pursuant to this sentence shall be extended, day for day, for a period equal to the length of any delays in Landlord's design and construction of the Building Shell that are caused by acts of God, action or inaction of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, Tenant Delays (as defined in the Workletter), or other causes or contingencies beyond the reasonable control of Landlord (excluding financial inability).

         2.4 ACKNOWLEDGMENT OF RENT COMMENCEMENT. Promptly following the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Rent Commencement Date, Termination Date and related matters, substantially in the form attached hereto as EXHIBIT E (with appropriate insertions), which acknowledgment shall be deemed to be incorporated herein by this reference. Notwithstanding the foregoing requirement, the failure of either party to execute such a written acknowledgment shall not affect the determination of the Rent Commencement Date, Termination Date and related matters in accordance with the provisions of this Lease.

         2.5 HOLDING OVER. If Tenant holds possession of the Property or any portion thereof after the term of this Lease WITH Landlord's written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred twenty-five percent (125%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than thirty (30) days prior written notice. If Tenant holds possession of the Property or any portion thereof after the term of this Lease WITHOUT Landlord's written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such unconsented holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys' fees) resulting from any delay by Tenant in surrendering the Property or any portion thereof, including but not limited to any claims made by a succeeding tenant by reason of such delay; PROVIDED, however, that the indemnification and hold harmless obligation set forth in this sentence shall not apply with respect to any holdover period to which Landlord has consented in writing, except to the extent either (i) Tenant fails to vacate and surrender the Premises by the end of the holdover period to which Landlord has thus consented, or (ii) Landlord advised Tenant in writing of Landlord's anticipated damages from Tenant's holding over at the time Landlord granted its written consent to such holding over. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

         2.6 OPTION TO EXTEND TERM. Tenant shall have the option to extend the term of this Lease, at the minimum rental set forth in Section 3.1(b) and
(c) (as applicable) and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of five (5) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the initial term hereof; exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by like written notice to Landlord at least nine (9) months and not more than twelve (12) months prior to the expiration of the first extended term hereof. If Tenant is in default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the "term" of this Lease shall be construed to include

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the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the term of this Lease beyond its prescribed term.

                                    3. RENTAL

         3.1      MINIMUM RENTAL.

                  (a) RENTAL AMOUNTS. Tenant shall pay to Landlord as minimum rental for the Building, in advance, without deduction, offset, notice or demand, on or before the Rent Commencement Date and on or before the first day of each subsequent calendar month of the initial term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1:


                            Months                   Monthly Minimum Rental
                            ------                   ----------------------
                           001 - 012                 $  369,000.00 ($4.5000/sq ft)
                           013 - 024                    383,760.00 ($4.6800/sq ft)
                           025 - 036                    399,110.40 ($4.8672/sq ft)
                           037 - 048                    415,074.82 ($5.0619/sq ft)
                           049 - 060                    431,677.81 ($5.2644/sq ft)
                           061 - 072                    448,944.92 ($5.4749/sq ft)
                           073 - 084                    466,902.72 ($5.6939/sq ft)
                           085 - 096                    485,578.83 ($5.9217/sq ft)
                           097 - 108                    505,001.98 ($6.1586/sq ft)
                           109 - 120                    525,202.06 ($6.4049/sq ft)
                           121 - 132                    546,210.14 ($6.6611/sq ft)
                           133 - 144                    568,058.55 ($6.9275/sq ft)
                           145 - 156                    590,780.89 ($7.2046/sq ft)
                           157 - 168                    614,412.12 ($7.4928/sq ft)
                           169 - 180                    638,988.61 ($7.7925/sq ft)


If the obligation to pay minimum rental hereunder commences on other than the first day of a calendar month or if the term of this Lease terminates on other than the last day of a calendar month, the minimum rental for such first or last month of the term of this Lease, as the case may be, shall be prorated based on the number of days the term of this Lease is in effect during such month. If an increase in minimum rental becomes effective on a day other than the first day of a calendar month, the minimum rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

                  (b) RENTAL AMOUNTS DURING FIRST EXTENDED TERM. If Tenant properly exercises its right to extend the term of this Lease pursuant to
Section 2.6 hereof, the minimum rental during the first year of the first extended term shall be equal to the fair market rental value of the Building (as defined below), determined as of the commencement of such extended term in accordance with this Section 3.1(b), and during each subsequent year of the first extended term shall be increased in accordance with the rental increase provisions customary in the City of South San Francisco for comparable commercial leases for office, laboratory and research and development projects as of the commencement of the first extended term (which rental increase provisions shall be determined as of the commencement of the first extended term in accordance with this Section 3.1(b), but shall in no event provide for an annual increase of less than three percent (3%) of the minimum rental in effect during the immediately preceding lease year). Upon Landlord's receipt of a proper notice of Tenant's exercise of its option to extend the term of this Lease, the parties shall have sixty (60) days in which to agree on the initial fair market rental and the applicable rental increase provisions for the Building as of the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such fair market rental and rental increase provisions, they shall execute an amendment to this Lease stating the amount of the initial minimum monthly rental and the applicable rental increase provisions for the first extended term. If the parties are unable to agree on such fair market rental and rental increase provisions within such sixty (60) day period, then within fifteen (15) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser who is a member of the American Institute of Real Estate Appraisers, or any other similar organization, and has at least five (5) years experience appraising similar commercial properties in northeastern San Mateo County, to determine the fair market rental and applicable rental increase provisions for the Building as of the commencement of the first extended term in accordance with the provisions of this Section 3.1(b). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon the fair market rental and applicable rental increase provisions within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the San Mateo County Superior Court for the appointment of a third similarly qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty
(30) days after the appointment of the third appraiser, a majority of the three appraisers shall determine the fair market rental and applicable rental increase provisions for the first extended term and shall so notify the parties. If a majority are unable to agree within the allotted time, (i) the three appraised fair market rental amounts shall be added together and divided by three and the resulting quotient shall be the initial fair market rental for the first extended term, and (ii) the applicable rental increase provision shall be equal to the mathematical average (or the nearest reasonable approximation thereto) of the two rental increase provisions that are most closely comparable (but in no event less than three percent (3%) per year over the minimum rent in effect in the immediately preceding lease year), which determinations shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(b), the "FAIR MARKET RENTAL" of the Building shall be determined with reference to the then prevailing market rental rates for properties in the City of South San Francisco with shell and office, research and development improvements and site (common area) improvements comparable to those then existing in the Building and on the Property, taking into account for such determination all tenant improvements then existing in the Building (including, but not limited to, equipment and laboratory improvements installed as part of the initial Tenant Improvements pursuant to Section 5.1 and the Workletter) OTHER THAN improvements or alterations which were constructed by Tenant at its sole expense and which Tenant has a right or obligation to remove from the Building at the expiration of this Lease pursuant to the provisions of
Article 9 hereof.

                  (c) RENTAL AMOUNTS DURING SECOND EXTENDED TERM. If Tenant properly exercises its right to a second extended term of this Lease pursuant to
Section 2.6 hereof, the minimum rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term, except that the determination shall be made as of the commencement of the second extended term.

                  (d) RENTAL ADJUSTMENT DUE TO CHANGE IN SQUARE FOOTAGE. The minimum rental amounts specified in Section 3.1(a) are based upon an estimated area of 82,000 square feet for the Building. If the actual area of the Building (measured from the exterior faces of exterior walls and from the dripline of any overhangs), when completed, is greater or less than such estimated area, then the minimum rentals specified in Section 3.1(a) shall be adjusted for each rental period in strict proportion to the ratio between the actual area of the Building during the applicable period (determined on the basis of measurement described above in this sentence) and the assumed area of 82,000 square feet. Measurement of building area under this paragraph shall be made initially by Landlord's architect, subject to review and approval by Tenant's architect.

                  (e) RENTAL ADJUSTMENT DUE TO TENANT IMPROVEMENT COSTS. The minimum rental amounts specified in Section 3.1(a) are based on the assumption that Landlord will pay out its maximum required Tenant Improvement Allowance (as defined in the Workletter) of $115.00 per square foot, as specified in the Workletter, in connection with Tenant's construction of Tenant's Work as described in the Workletter. If, following completion of Tenant's Work pursuant to the Workletter, the total amount funded by Landlord as part of the Tenant Improvement Allowance under the Workletter (including any amounts chargeable against the Tenant Improvement Allowance pursuant to Paragraph 4(a) of the Workletter, if applicable) is less than the maximum Tenant Improvement Allowance of $115.00 per square foot, then for each dollar ($1.00) per square foot (prorated for any amount less than a full dollar per square foot) by which the total amount thus funded by Landlord is less than such maximum Tenant Improvement Allowance, the minimum rental amounts set forth in Section 3.1(a) shall be reduced for each applicable period by One Cent ($0.01) per square foot per month; PROVIDED, however, that the foregoing adjustment shall not apply to any amounts by which the total amount funded by Landlord as part of the Tenant Improvement Allowance under the Workletter (including any amounts chargeable against the Tenant Improvement Allowance pursuant to Paragraph 4(a) of the Workletter, if applicable) is less than $100.00 per square foot, and therefore the maximum potential reduction in minimum rental amounts under Section 3.1(a) pursuant to this subsection (e), if the total amount thus funded by Landlord is $100.00 per square foot or less, shall be Fifteen Cents ($0.15) per square foot per month.

         3.2 LATE CHARGE. If Tenant fails to pay rental or other amounts due Landlord hereunder within thirty (30) days after the date such rental or other amount is due, such unpaid amounts shall bear interest for the benefit of Landlord at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum rate permitted by law, from the date thirty (30) days after the due date to the date of actual payment. In addition to such interest, Tenant shall pay to Landlord a late charge in an amount equal to six percent (6%) of any installment of minimum rental and any other amounts due Landlord if not paid in full on or before the fifth (5th) day after such rental or other amount is due. Tenant acknowledges that late payment by Tenant to Landlord of rental or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, including, without limitation, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any loan relating to the Property. Tenant further acknowledges that it is extremely difficult and impractical to fix the exact amount of such costs and that the late charge set forth in this Section 3.2 represents a fair and reasonable estimate thereof. Acceptance of any late charge by Landlord shall not constitute a waiver of Tenant's default with respect to overdue rental or other amounts, nor shall such acceptance prevent Landlord from exercising any other rights and remedies available to it. Acceptance of rent or other payments by Landlord shall not constitute a waiver of late charges or interest accrued with respect to such rent or other payments or any prior installments thereof, nor of any other defaults by Tenant, whether monetary or non-monetary in nature, remaining uncured at the time of such acceptance of rent or other payments.

                                4. STOCK WARRANTS

         4.1 STOCK WARRANTS. Within thirty (30) days after the mutual execution of this Lease, Tenant shall deliver to Landlord or Landlord's designees (which may be any members, partners, shareholders or affiliates of Landlord or any affiliates of any such members, partners, shareholders or affiliates of Landlord) warrants registered in the name of Landlord or Landlord's designees for the acquisition of an aggregate of two hundred thousand (200,000) shares of Tenant's common stock, which warrants shall be in form and substance mutually approved by Landlord and Tenant prior to Lease execution as being mutually satisfactory to them. The warrants shall have an exercise price per share equal to the greater of (a) the price per share of preferred stock in the most recently completed arm's-length issuance or sale of Tenant's preferred stock as of the date of this Lease or (b) the value per share of Tenant's outstanding preferred stock as determined by Tenant's independent auditors (presently Ernst & Young, LLP) as of the date of this Lease, and shall be exercisable for a period beginning on the date of this Lease and ending on the later to occur of (a) the seventh (7th) anniversary of the date of this Lease or
(b) the fifth (5th) anniversary of the closing of the initial public offering of Tenant's common stock.

                                 5. CONSTRUCTION

         5.1      CONSTRUCTION OF IMPROVEMENTS.

                  (a) Landlord shall, at Landlord's cost and expense (except as otherwise provided herein and in the Workletter), construct Landlord's Work as defined in and in accordance with the terms and conditions of the Workletter. Landlord shall use its best reasonable efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the Estimated Construction Schedule attached hereto as EXHIBIT D and incorporated herein by this reference, as such schedule may be modified from time to time in accordance with the Workletter, subject to the effects of any delays caused by Tenant or any other circumstances beyond Landlord's reasonable control (excluding any financial inability), and subject to the provisions of
Section 2.3 above.

                  (b) Tenant shall, at Tenant's cost and expense (except as otherwise provided herein and in the Workletter), construct Tenant's Work as defined in and in accordance with the terms and conditions of the Workletter. Tenant shall use its best reasonable efforts to complete such construction promptly, diligently and within the applicable time periods set forth in the Estimated Construction Schedule attached hereto as EXHIBIT D and incorporated herein by this reference, as such schedule may be modified from time to time in accordance with the Workletter, subject to the effects of any delays caused by Landlord or any other circumstances beyond Tenant's reasonable control (excluding any financial inability).

         5.2 CONDITION OF PROPERTY. Landlord shall deliver the Building Shell and other Improvements constructed by Landlord to Tenant clean and free of debris, promptly upon completion of construction thereof, and Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord
(i) shall be free from material structural defects and shall be in good operating condition on the Rent Commencement Date, and (ii) shall be constructed in compliance in all material respects with the plans and specifications developed pursuant to the Workletter and mutually approved (to the extent required thereunder) by Landlord and Tenant, subject to any changes implemented in such plans and specifications in accordance with the procedures set forth in the Workletter. If this warranty is violated in any respect, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to correct promptly and diligently, at Landlord's sole cost, the condition(s) constituting such violation. Tenant's failure to give such written notice to Landlord within ninety (90) days after the Rent Commencement Date shall give rise to a conclusive presumption that Landlord has complied with all Landlord's obligations under this Section 5.2, except with respect to latent defects (as to which such 90-day limitation shall not apply). Without limiting the scope of Landlord's obligations under the foregoing provisions of this Section 5.2, Landlord also agrees to either (x) use its best reasonable efforts to enforce when and as necessary, for the benefit of Tenant and the Improvements, any and all contractor's and/or manufacturer's warranties extending more than ninety
(90) days after the Rent Commencement Date with respect to any of Landlord's Work or, at Tenant's request, (y) assign any or all of such warranties to Tenant for enforcement purposes (PROVIDED, however, that Landlord may reserve joint enforcement rights under such warranties to the extent of Landlord's continuing obligations or warranties hereunder). TENANT ACKNOWLEDGES THAT THE WARRANTY CONTAINED IN THIS SECTION IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION OF THE IMPROVEMENTS TO BE CONSTRUCTED BY LANDLORD AND THAT LANDLORD MAKES NO OTHER WARRANTIES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

         5.3 COMPLIANCE WITH LAW. Landlord warrants to Tenant that the Building Shell and other Improvements constructed by Landlord (when constructed), as they exist on the Rent Commencement Date, but without regard to the use for which Tenant will occupy the Building, shall not violate any covenants or restrictions of record or any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date. Tenant warrants to Landlord that the Tenant Improvements and any other improvements constructed by Tenant from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties has been violated, then it shall be the obligation of the warranting party, after written notice from the other party, to correct the condition(s) constituting such violation promptly, at the warranting party's sole cost and expense. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Property or Improvements for the conduct of Tenant's business or proposed business thereon.

                                    6. TAXES

         6.1 PERSONAL PROPERTY. Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Building and taxed as personal property rather than as real property, and/or
(b) all personal property, trade fixtures and other property placed by Tenant on or about the Property. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. If at any time during the term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Center, then such tax or assessment shall be paid by Tenant to Landlord within fifteen (15) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this
Section 6.1.

         6.2 REAL PROPERTY. To the extent any real property taxes and assessments on the Building (including, but not limited to, the Improvements) are assessed directly to Tenant, Tenant shall be responsible for and shall pay prior to delinquency all such taxes and assessments levied against the Building. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant's payment thereof. To the extent the Property and/or Improvements are taxed or assessed to Landlord following the Rent Commencement Date, such real property taxes and assessments shall constitute Operating Expenses (as that term is defined in Section 7.2 of this Lease) and shall be paid in accordance with the provisions of Article 7 of this Lease.


                              7. OPERATING EXPENSES

         7.1      PAYMENT OF OPERATING EXPENSES.

                  (a) Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental, an amount equal to sixteen and ninety-eight hundredths percent (16.98%) ("TENANT'S OPERATING COST SHARE") of the Operating Expenses defined in Section 7.2, subject to adjustment pursuant to Sections 7.1(b) and (c) when applicable. Notwithstanding the foregoing, with respect to liability insurance premiums (except to the extent separately and specifically allocable to the Building, in which event Tenant's Operating Cost Share with respect thereto shall be 100%), the land component of real property taxes and assessments, common area lighting and maintenance expenses, and other similar expenses that are incurred or measured on a Center-wide basis (rather than being clearly and reasonably allocable or attributable to the Building alone, in which event Tenant's Operating Cost Share with respect thereto shall be 100%) or that are incurred with respect to common area facilities, notwithstanding any other provisions of this Article 7, Tenant's Operating Cost Share with respect to such Center-wide and/or common area expenses from and after the Rent Commencement Date, regardless of the status of construction and occupancy of the other contemplated buildings in the Center, shall be equal to the percentage amount which is equivalent to a fraction, the numerator of which is the square footage of the Building as actually constructed, as determined in good faith by Landlord's architect on the basis of measurement set forth in
Section 3.1(d) hereof, and the denominator of which is the sum of the actual square footage of all then completed buildings in the Center plus the proposed square footage (as reflected in Landlord's entitlements for the Property) of all not yet completed buildings that Landlord proposes to construct in the Center (excluding the proposed child care facility and proposed stand-alone restaurant as hereinafter set forth), in each case as determined in good faith by Landlord's architect on the basis of measurement set forth in Section 3.1(d) hereof, consistently applied; PROVIDED, however, that the adjusted Tenant's Operating Cost Share determined pursuant to this sentence shall be further adjusted from time to time to reflect (x) any difference between the actual square footage of an additional building completed in the Center from time to time and the proposed square footage at which such additional building was previously included in the application of the foregoing formula, and (y) any increase or decrease in the aggregate square footage of the buildings that Landlord proposes to construct in the Center as part of the initial phased development of the Center (such as, but not limited to, any decision by Landlord to defer indefinitely, beyond the normal and reasonable phasing of the Center, the construction of any of the planned buildings in the Center and/or any action by governmental authorities to reduce the aggregate square footage of the buildings that Landlord is entitled to construct in the Center pursuant to Landlord's entitlements as amended from time to time).

                  (b) Tenant's Operating Cost Share as specified in Section 7.1(a) is based upon an estimated area of 82,000 square feet for the Building and upon an aggregate estimated area of 483,000 square feet for all of the buildings that Landlord presently expects to have in fully constructed and occupied condition on the Property at the Rent Commencement Date. If the actual area of the Building (when completed) or of the other buildings existing from time to time in the Center, as determined in good faith by Landlord's architect on the basis of measurement set forth in Section 3.1(d) hereof (which basis of measurement shall be applied consistently for all buildings in the Center), differs from the assumed numbers set forth above (including, but not limited to, any such difference arising from the completion and occupancy of buildings in the Center before or after the Rent Commencement Date hereunder, as contemplated in Section 7.1(c) below), then Tenant's Operating Cost Share shall be adjusted to reflect the actual areas so determined as they exist from time to time. In no event, however, shall the square footage of any child care facility or stand-alone restaurant on the Property be included as part of the square footage of buildings on the Property in calculating Tenant's Operating Cost Share, nor shall any costs or expenses relating to the proposed child care facility and proposed stand-alone restaurant on the Premises be included in Operating Expenses as hereinafter defined.

                  (c) As Landlord constructs additional buildings in the Center, Tenant's Operating Cost Share shall be adjusted from time to time to be equal to the percentage determined by dividing the gross square footage of the Building as it then exists by the gross square footage of all buildings located in the Center (subject to the exclusion set forth in Section 7.1(b) with respect to the proposed child care facility and proposed restaurant). In determining such percentage, a building shall be taken into account from and after the date on which a tenant first enters into possession of the building or a portion thereof; the good faith determination of the gross square footage of any such building by Landlord's architects in a manner consistent with the manner in which other buildings in the Center are measured shall be final and binding upon the parties; and costs and expenses relating to a new building shall be taken into account as Operating Expenses under this Article 7 only from and after the date on which the square footage of the building is taken into account in determining Tenant's Operating Cost Share under the criteria set forth in this paragraph.

         7.2      DEFINITION OF OPERATING EXPENSES.

                  (a) Subject to the exclusions and provisions hereinafter contained, the term "OPERATING EXPENSES" shall mean the total costs and expenses incurred by or allocable to Landlord for management, operation and maintenance of the Improvements, the Property and the Center, including, without limitation, costs and expenses of (i) insurance (including, but not limited to, earthquake insurance and environmental insurance), property management, landscaping, and the operation, repair and maintenance of buildings and Common Areas; (ii) all utilities and services; (iii) real and personal property taxes and assessments or substitutes therefor levied or assessed against the Center or any part thereof, including (but not limited to) any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect; (iv) supplies, equipment, utilities and tools used in management, operation and maintenance of the Center; (v) capital improvements to the Property, the Improvements or the Center, amortized over a reasonable period, (aa) which reduce or will cause future reduction of other items of Operating Expenses for which Tenant is otherwise required to contribute or (bb) which are required by law, ordinance, regulation or order of any governmental authority or (cc) of which Tenant has use or which benefit Tenant; and (vi) any other costs (including, but not limited to, any parking or utilities fees or surcharges not otherwise specifically addressed elsewhere in this Lease) allocable to or paid by Landlord, as owner of the Center or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declarations of covenants, conditions and restrictions now or hereafter affecting the Center or any other property over which Tenant has non-exclusive usage rights as contemplated in Section 1.1(b) hereof. Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under
Article 5 or the Workletter, nor any costs attributable to the initial construction of buildings or Common Area improvements in the Center, nor any costs attributable to buildings the square footage of which is not taken into account in determining Tenant's Operating Cost Share under Section 7.1 for the applicable period. The distinction between items of ordinary operating maintenance and repair and items of a capital nature shall be made in accordance with generally accepted accounting principles applied on a consistent basis or in accordance with tax accounting principles, as determined in good faith by Landlord's accountants.

                  (b) Notwithstanding any other provisions of this Section 7.2, the following shall not be included within Operating Expenses: (i) rent paid to any ground lessor; (ii) the cost of constructing tenant improvements for any other tenant of the Building or the Center; (iii) the costs of special services, goods or materials provided to any other tenant of the Building or the Center and not offered or made available to Tenant; (iv) repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Center, or as to which any other tenant of the Center is obligated to make such repairs or to pay the cost thereof; (v) legal fees, advertising costs or other related expenses incurred by Landlord in connection with the leasing of space to individual tenants of the Center; (vi) repairs, alterations, additions, improvements or replacements needed to rectify or correct any defects in the original design, materials or workmanship of the Building, the Center or the Common Areas; (vii) damage and repairs necessitated by the negligence or willful misconduct of Landlord or of Landlord's employees, contractors or agents; (viii) executive salaries or salaries of service personnel to the extent that such personnel perform services other than in connection with the management, operation, repair or maintenance of the Building or the Center; (ix) Landlord's general overhead expenses not related to the Building or the Center; (x) legal fees, accountants' fees and other expenses incurred in connection with disputes with tenants or other occupants of the Center, or in connection with the enforcement of the terms of any leases with tenants or the defense of Landlord's title to or interest in the Center or any part thereof; (xi) costs incurred due to a violation by Landlord or any other tenant of the Center of the terms and conditions of any lease; (xii) costs of any service provided to Tenant or to other occupants of the Building or the Center for which Landlord is reimbursed other than through recovery of Operating Expenses; (xiii) personal property taxes due and payable by any other tenant of the Center; and (xiv) costs incurred by Landlord pursuant to Article 15 of this Lease in connection with an event of casualty or condemnation.

         7.3 DETERMINATION OF OPERATING EXPENSES. On or before the Rent Commencement Date and during the last month of each calendar year of the term of this Lease ("LEASE YEAR"), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord's estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Rent Commencement Date, Tenant shall pay to Landlord Tenant's Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a prorata basis) to such month; PROVIDED, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year's estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

         7.4      FINAL ACCOUNTING FOR LEASE YEAR.

                  (a) Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant's Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord's books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant's obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

                  (b) At any time within three (3) months after receipt of Landlord's annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord's office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant reasonably acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the San Mateo County Superior Court upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant or by any of their respective affiliates. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any audit in accordance with the provisions of this Section 7.4.

         7.5 PRORATION. If the Rent Commencement Date falls on a day other than the first day of a Lease Year or if this Lease terminates on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

                                  8. UTILITIES

         8.1 PAYMENT. Commencing with the Rent Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay, before delinquency, all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Building (other than any separately metered costs for water, electricity or other services or utilities furnished with respect to the Common Areas, which costs shall be paid by Landlord and shall constitute Operating Expenses under Section 7.2 hereof), including any taxes on such services and utilities. It is the intention of the parties that all such services shall be separately metered to the Building. In the event that any of such services supplied to the Building are not separately metered, then the amount thereof shall be an item of Operating Expenses and shall be paid as provided in Article 7.

         8.2 INTERRUPTION. There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Building or Property because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause. Notwithstanding the foregoing provisions of this Section 8.2, however, in the event of any interruption or failure of any service or utility to the Building that (i) is caused in whole or in material part by the active negligence or willful misconduct of Landlord or its agents, employees or contractors AND (ii) continues for more than three (3) business days AND (iii) materially impairs Tenant's ability to use the Building for its intended purpose hereunder, then following such three (3) business day period, Tenant's obligations for payment of rent and other charges under this Lease shall be abated in proportion to the degree of impairment of Tenant's use of the Building, and such abatement shall continue until Tenant's use of the Building is no longer materially impaired thereby.

                              9. ALTERATIONS; SIGNS

         9.1 RIGHT TO MAKE ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Building or the Property, other than interior non-structural alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be completed with due diligence in a first-class workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord's consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. Tenant shall cause any contractors engaged by Tenant for work in the Building or on the Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its members, partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any substantial changes to the roof or substantial equipment installations on the roof, or any substantial changes or alterations to the building systems, without Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed). If Tenant so requests in seeking Landlord's consent to any alterations, additions or improvements, Landlord shall specify in granting such consent whether Landlord intends to require that Tenant remove such alterations, additions or improvements (or any specified portions thereof) upon expiration or termination of this Lease.

         9.2 TITLE TO ALTERATIONS. All alterations, additions and improvements installed in, on or about the Building or the Property (including, but not limited to, lab benches, fume hoods, cold rooms and other similar improvements and equipment) shall become part of the Property and shall become the property of Landlord, unless Landlord elects to require Tenant to remove the same upon the termination of this Lease; PROVIDED, however, that the foregoing shall not apply to Tenant's movable furniture, equipment and trade fixtures, except to the extent any such items are specifically identified in the parenthetical in the initial portion of this sentence. Tenant shall promptly repair any damage caused by its removal of any such furniture, equipment or trade fixtures. Notwithstanding any other provisions of this Article 9, however,
(a) under no circumstances shall Tenant have any right to remove from the Building or the Property, at the expiration or termination of this Lease, any lab benches, fume hoods, cold rooms or other similar improvements and equipment installed in the Building, even if such equipment and improvements were installed by Tenant as part of Tenant's Work under the Workletter or otherwise; and (b) if Tenant requests Landlord's written consent to any alterations, additions or improvements under Section 9.1 hereof and, in requesting such consent, asks that Landlord specify whether Landlord will require removal of such alterations, additions or improvements upon termination or expiration of this Lease, then Landlord shall not be entitled to require such removal unless Landlord specified its intention to do so at the time of granting of Landlord's consent to the requested alterations, additions or improvements. Without limiting the generality of clause (b) of the preceding sentence, Tenant shall not be required to remove upon termination or expiration of this Lease any of the improvements constructed by Tenant as part of Tenant's Work under the Workletter, except to the extent that Landlord, in granting its approval of the plans and specifications for Tenant's Work under the Workletter, advises Tenant in writing that Landlord intends to require removal of any specified elements of such Tenant's Work upon termination or expiration of this Lease. Notwithstanding any other provisions of this Article 9, (x) it is the intention of the parties that Landlord shall be entitled to claim all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant or Landlord with funds provided by Landlord pursuant to the Tenant Improvement Allowance; and (y) it is the intention of the parties that Tenant shall be entitled to claim, during the term of this Lease, all tax attributes associated with alterations, additions, improvements and equipment constructed or installed by Tenant with Tenant's own funds (and without any payment or reimbursement by Landlord pursuant to the Tenant Improvement Allowance), despite the fact that the items described in this clause (y) are characterized in this Section
9.2 as becoming Landlord's property upon installation, in recognition of the fact that Tenant will have installed and paid for such items, will have the right of possession of such items during the term of this Lease and will have the obligation to pay (directly or indirectly) property taxes on such items, carry insurance on such items and bear the risk of loss with respect to such items under Article 15 hereof. If and to the extent it becomes necessary, in implementation of the foregoing intentions, to identify (either specifically or on a percentage basis, as may be required under applicable tax laws) which alterations, additions, improvements and equipment constructed as part of Tenant's Work under the Workletter have been funded through the Tenant Improvement Allowance and which have been constructed or installed with Tenant's own funds, Landlord and Tenant agree to cooperate reasonably and in good faith to make such an identification by mutual agreement.

         9.3      TENANT TRADE FIXTURES. Subject to the third sentence of
Section 9.2 and to Section 9.5 (which shall be controlling in the case of signs, logos and insignia), Tenant may install, remove and reinstall trade fixtures without Landlord's prior written consent, except that installation and removal of any trade fixtures which are affixed to the Building or the Property or which affect the exterior or structural portions of the Building or the building systems shall require Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall immediately repair any damage caused by installation and removal of trade fixtures under this Section 9.3.

         9.4 NO LIENS. Tenant shall at all times keep the Building and the Property free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Building or the Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Building and the Property. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys' fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant.

         9.5 SIGNS. Tenant shall have the right to display its corporate name, logo and/or insignia on the Building and in front of the entrance to the Building, subject to (a) Landlord's prior approval as to location, size, design and composition (which approval shall not be unreasonably withheld or delayed),
(b) the sign criteria established for the Center from time to time and (c) all restrictions and requirements of applicable law and of any covenants, conditions and restrictions or other written agreements now or hereafter applicable to the Property. Tenant shall immediately repair any damage caused by installation and removal of signs under this Section 9.5.


                           10. MAINTENANCE AND REPAIRS

         10.1 LANDLORD'S WORK. Landlord shall repair and maintain or cause to be repaired and maintained the Common Areas of the Center and the roof (structural portions only), exterior walls and other structural portions of the Building. The cost of all work performed by Landlord under this Section 10.1 shall be an Operating Expense hereunder, except to the extent such work (i) is required due to the negligence or willful misconduct of Landlord or its agents, employees or contractors, (ii) involves the repair or correction of a condition or defect that Landlord is required to correct pursuant to Section 5.2 hereof,
(iii) is a capital expense not includible as an Operating Expense under Section
7.2 hereof, or (iv) is required due to the negligence or willful misconduct of Tenant or its agents, employees or invitees (in which event Tenant shall bear the full cost of such work pursuant to the indemnification provided in Section
12.6 hereof, subject to the release set forth in Section 12.4 hereof). Tenant knowingly and voluntarily waives the right to make repairs at Landlord's expense, or to offset the cost thereof against rent, under any law, statute, regulation or ordinance now or hereafter in effect.

         10.2     TENANT'S OBLIGATION FOR MAINTENANCE.

                  (a) GOOD ORDER, CONDITION AND REPAIR. Except as provided in Section 10.1 hereof, Tenant at its sole cost and expense shall keep and maintain in good and sanitary order, condition and repair the Building and every part thereof, wherever located, including but not limited to the roof (non-structural portions only), signs, interior, ceiling, electrical system, plumbing system, telephone and communications systems of the Building, the HVAC equipment and related mechanical systems serving the Building (for which equipment and systems Tenant shall enter into a service contract with a person or entity designated or reasonably approved by Landlord), all doors, door checks, windows, plate glass, door fronts, exposed plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of the Building and all other interior repairs, foreseen and unforeseen, with respect to the Building, as required.

                  (b) LANDLORD'S REMEDY. If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Building and make the repairs or perform the maintenance necessary to restore the Building to good and sanitary order, condition and repair. Immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

                  (c) CONDITION UPON SURRENDER. At the expiration or sooner termination of this Lease, Tenant shall surrender the Building and the Improvements, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, condition and repair, ordinary wear and tear and casualty damage (the latter of which shall be governed by the provisions of Article 15 hereof) excepted, first, however, removing all goods and effects of Tenant and all and fixtures and items required to be removed or specified to be removed at Landlord's election pursuant to this Lease (including, but not limited to, any such removal required as a result of an election duly made by Landlord to require such removal as contemplated in
Section 9.2), and repairing any damage caused by such removal. Tenant shall not have the right to remove fixtures or equipment if Tenant is in default hereunder unless Landlord specifically waives this provision in writing. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Property by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord's election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant's cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

                               11. USE OF PROPERTY

         11.1 PERMITTED USE. Subject to Sections 11.3, 11.4 and 11.6 hereof, Tenant shall use the Building solely for a laboratory and research and development facility, including (but not limited to) wet chemistry and biology labs, clean rooms, storage and use of toxic and radioactive materials (subject to the provisions of Section 11.6 hereof), storage and use of laboratory animals, administrative offices, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City of South San Francisco and other governmental agencies having jurisdiction over the Building), and for no other purpose, unless Landlord in its sole discretion otherwise consents in writing.

         11.2 REQUIREMENT OF CONTINUED USE. Tenant shall not at any time leave the Building unoccupied or vacant, and shall continuously during the term of this Lease (except prior to the Rent Commencement Date and during any period when the Building is unusable by reason of events described in Article 15 hereof) conduct and carry on in the Building the use permitted hereunder.

         11.3 NO NUISANCE. Tenant shall not use the Building for or carry on or permit upon the Property or any part thereof any nuisance or anything against public policy, nor interfere with the rights or business of Landlord in the Building or the Property, nor commit or allow to be committed any waste in, on or about the Property. Tenant shall not do or permit anything to be done in or about the Property, nor bring nor keep anything therein, which will in any way cause the Property to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

         11.4     COMPLIANCE WITH LAWS.

                  (a) Tenant shall not use the Building or Property or permit the Building or Property to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Building and Improvements equipped with all safety appliances required by law, ordinance or insurance on the Property, or any order or regulation of any public authority, because of Tenant's particular use of the Property. Tenant shall procure all licenses and permits required for use of the Property. Tenant shall use the Property in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Property by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Property (collectively, "REQUIREMENTS") because of Tenant's construction of improvements in or other particular use of the Property. Any structural alterations or additions required from time to time by applicable Requirements because of Tenant's construction of improvements in the Building or other particular use of the Property shall, at Landlord's election, either (i) be made by Tenant, at Tenant's sole cost and expense, in accordance with the procedures and standards set forth in Section
9.1 for alterations by Tenant, or (ii) be made by Landlord at Tenant's sole cost and expense, in which event Tenant shall pay to Landlord as additional rent, within ten (10) days after demand by Landlord, an amount equal to all reasonable costs incurred by Landlord in connection with such alterations or additions. The final judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

                  (b) In compliance with requirements imposed upon Landlord by an Owner Participation Agreement between Landlord and The Redevelopment Agency of the City of South San Francisco, Tenant hereby agrees to and accepts the following provision:

                  "Tenant herein covenants by and for itself and its successors and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the conditions that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the property herein leased, nor shall Tenant or any person claiming under or through it establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the property herein leased."

         11.5 LIQUIDATION SALES. Tenant shall not conduct or permit to be conducted any auction, bankruptcy sale, liquidation sale, or going out of business sale, in, upon or about the Property, whether said auction or sale be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

         11.6     ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Section, "HAZARDOUS SUBSTANCE" shall mean the substances included within the definitions of the term "hazardous substance" under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Section 25300 ET SEQ., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code Section 25500 ET SEQ., and regulations promulgated thereunder, as amended, and (iv) petroleum; "HAZARDOUS WASTE" shall mean (i) any waste listed as or meeting the identified characteristics of a "hazardous waste" under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 ET SEQ., and regulations promulgated pursuant thereto, as amended (collectively, "RCRA"), (ii) any waste meeting the identified characteristics of "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under the California Hazardous Waste Control Law, California Health & Safety Code Section 25100 ET SEQ., and regulations promulgated pursuant thereto, as amended (collectively, the "CHWCL"), and/or (iii) any waste meeting the identified characteristics of "medical waste" under California Health & Safety Code Section 25015-25027.8, and regulations promulgated thereunder, as amended; and "HAZARDOUS WASTE FACILITY" shall mean a hazardous waste facility as defined under the CHWCL.

                  (b) Without limiting the generality of the obligations set forth in Section 11.4 of this Lease:

                           (i)      Tenant shall not cause or permit any
hazardous substance or hazardous waste to be brought upon, kept, stored or used in or about the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except that Tenant, in connection with its permitted use of the Property as provided in Section 11.1, may keep, store and use materials that constitute hazardous substances which are customary for such permitted use, provided such hazardous substances are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

                           (ii)     Tenant shall comply with all applicable
laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of hazardous substances or wastes by Tenant or its agents or employees, and Tenant will provide Landlord with copies of all permits, licenses, registrations and other similar documents that authorize Tenant to conduct any such activities in connection with its authorized use of the Property from time to time, which copies shall be provided initially within fifteen (15) days after the Rent Commencement Date and shall thereafter be updated at least annually, on or before each anniversary of the Rent Commencement Date..

                           (iii)    Tenant shall not (A) operate on or about the
Property any facility required to be permitted or licensed as a storage facility (as defined in Section 25123.3 of the CHWCL) or as any other kind of hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Property for ninety (90) days or more, nor
(C) conduct any other activities on or about the Property that could result in the Property being deemed to be a "hazardous waste facility" (including, but not limited to, any storage or treatment of hazardous substances or hazardous wastes which could have such a result), other than temporary storage of hazardous wastes generated in the ordinary course of Tenant's business under conditions and for periods of time that do not require permitting or licensing of the Property or any part thereof under the CHWCL, nor (D) store any hazardous wastes on or about the Property in violation of any federal or California laws or in violation of the terms of any federal or California licenses or permits held by Tenant.

                           (iv)     Tenant shall comply with all applicable
laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code Section 25281(x), including, without limitation, complying with California Health & Safety Code Section 25280-25299.7 and the regulations promulgated thereunder, as amended. Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Property.

                           (v)      If applicable, Tenant shall provide Landlord
in writing the following information and/or documentation within fifteen (15) days after the Rent Commencement Date, and shall update such information at least annually, on or before each anniversary of the Rent Commencement Date, to reflect any change in or addition to the required information and/or documentation (PROVIDED, however, that in the case of the materials described in subparagraphs (B), (C) and (E) below, Tenant shall not be required to deliver copies of such materials to Landlord but shall maintain copies of such materials to such extent and for such periods as may be required by applicable law and shall permit Landlord or its representatives to inspect and copy such materials during normal business hours at any time and from time to time upon reasonable notice to Tenant):

                                    (A)      A list of all hazardous substances
and/or wastes that Tenant receives, uses, handles, generates, transports, stores, treats or disposes of from time to time in connection with its operations on the Property.

                                    (B)      All Material Safety Data Sheets
("MSDS'S"), if any, required to be completed with respect to operations of Tenant at the Property from time to time in accordance with Title 26, California Code of Regulations Section 8-5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that detail the MSDS's.

                                    (C)      All hazardous waste manifests (as
defined in Title 26, California Code of Regulations Section 22-66481), if any, that Tenant is required to complete from time to time in connection with its operations at the Property.

                                    (D)      A copy of any Hazardous Materials
Management Plan required from time to time with respect to Tenant's operations at the Property, pursuant to California Health & Safety Code Section 25500 ET SEQ., and any regulations promulgated thereunder, as amended.

                                    (E)      Any Contingency Plans and Emergency
Procedures required of Tenant from time to time due to its operations in accordance with Title 26, California Code of Regulations Section 22-67140 ET SEQ., and any amendments thereto, and any Training Programs and Records required under Title 26, California Code of Regulations, Section 22-67105, and any amendments thereto.

                                    (F)      Copies of any biennial reports to
be furnished to the California Department of Health Services from time to time relating to hazardous substances or wastes, pursuant to Title 26, California Code of Regulations, Section 22-66493, and any amendments thereto.

                                    (G)      Copies of all industrial wastewater
discharge permits issued to or held by Tenant from time to time in connection with its operations on the Property.

                                    (H)      Copies of any other lists or
inventories of hazardous substances and/or wastes on or about the Property that Tenant is otherwise required to prepare and file from time to time with any governmental or regulatory authority.

                           (vi)     Tenant shall secure Landlord's prior written
approval for any proposed receipt, storage, possession, use, transfer or disposal of "radioactive materials" or "radiation," as such materials are defined in Title 26, California Code of Regulations Section 17-30100, and/or any other materials possessing the characteristics of the materials so defined, which approval Landlord shall not unreasonably withhold; PROVIDED, that such approval shall not be required for any radioactive materials (x) for which Tenant has secured prior written approval of the Nuclear Regulatory Commission and delivered to Landlord a copy of such approval (if applicable), or (y) which Tenant is authorized to use pursuant to the terms of a Radioactive Material License (if any) issued by the State of California, provided that Tenant has delivered a copy of such License to Landlord. Tenant, in connection with any such authorized receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation, shall:

                                    (A)      Comply with all federal, state and
local laws, rules, regulations, orders, licenses and permits issued to or applicable to Tenant with respect to its business operations on the Property;

                                    (B)      Maintain, to such extent and for
such periods as may be required by applicable law, and permit Landlord and its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, a list of all radioactive materials or radiation received, stored, possessed, used, transferred or disposed of by Tenant or in connection with the operation of Tenant's business on the Property from time to time, to the extent not already disclosed through delivery of a copy of a Nuclear Regulatory Commission approval and/or a California Radioactive Material License with respect thereto as contemplated above; and

                                    (C)      Maintain, to such extent and for
such periods as may be required by applicable law, and permit Landlord or its representatives to inspect during normal business hours at any time and from time to time upon reasonable notice to Tenant, all licenses, registration materials, inspection reports, governmental orders and permits in connection with the receipt, storage, possession, use, transfer or disposal of radioactive materials or radiation by Tenant or in connection with the operation of Tenant's business on the Property from time to time.

                           (vii)    Tenant shall comply with any and all
applicable laws, rules, regulations and orders of any governmental authority with respect to the release into the environment of any hazardous wastes or substances or radiation or radioactive materials by Tenant or its agents or employees. Tenant shall give Landlord verbal notice of any unauthorized release of any such hazardous wastes or substances or radiation or radioactive materials into the environment within twenty-four (24) hours of the time at which Tenant became aware of such release, and shall follow such verbal notice with written notice to Landlord of such release within forty-eight (48) hours of the time at which Tenant became aware of such release.

                           (viii)   Tenant shall indemnify, defend and hold
Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 11.6(b), or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any hazardous substance or waste or any radioactive material or radiation on or about the Property as a proximate result of Tenant's use of the Property or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant.

                           (ix)     Tenant shall cooperate with Landlord in
furnishing Landlord with complete information regarding Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any hazardous substances or wastes or radiation or radioactive materials. Upon request, Tenant shall grant Landlord reasonable access at reasonable times to the Property to inspect Tenant's receipt, handling, use, storage, transportation, generation, treatment and/or disposal of hazardous substances or wastes or radiation or radioactive materials, without being deemed guilty of any disturbance of Tenant's use or possession and without being liable to Tenant in any manner.

                           (x)      Notwithstanding Landlord's rights of
inspection and review under this Section 11.6(b), Landlord shall have no obligation or duty to so inspect or review, and no third party shall be entitled to rely on Landlord to conduct any sort of inspection or review by reason of the provisions of this Section 11.6(b).

                           (xi)     If Tenant or its employees, agents,
contractors, vendors, customers or guests receive, handle, use, store, transport, generate, treat and/or dispose of any hazardous substances or wastes or radiation or radioactive materials on or about the Property at any time during the term of this Lease, then within thirty (30) days after the termination or expiration of this Lease, Tenant shall, at Tenant's sole cost and expense, obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating the presence or absence of hazardous substances and wastes, radiation and radioactive materials in, on, under and about the Building, including (but not limited to) areas of the Property outside the Building which the expert determines, based on reasonable inquiry and investigation, to have a reasonable possibility of having been affected by a release of hazardous substances or wastes or of radiation or radioactive materials related to or arising in connection with Tenant's occupancy of the Building and/or the conduct of Tenant's business on and about the Property. Such study shall be based on a reasonable and prudent level of tests and investigations of the Building and, to the extent contemplated in the preceding sentence, any other appropriate areas of the Property, which tests shall be conducted no earlier than the date of termination or expiration of this Lease. Liability for any remedial actions required or recommended on the basis of such study shall be allocated in accordance with Sections 11.4, 11.6, 12.6 and other applicable provisions of this Lease. Notwithstanding the foregoing, Tenant's liability for costs of inspection, testing and cleanup for hazardous substances, hazardous wastes and/or radiation or radioactive materials shall be limited to costs arising out of or in connection with or otherwise attributable to the receipt, handling, use, storage, transportation, generation, treatment and/or disposal of any such hazardous substances, hazardous wastes, radiation and/or radioactive materials in, on, under or about the Building by Tenant or its employees, agents, contractors, vendors, customers, guests or any other parties whose activities or presence on or about the Property are related to or arise in connection with Tenant's occupancy of the Building. The parties acknowledge that nothing in this Section 11.6 is intended to impose on Tenant any responsibility or liability for any hazardous substances or wastes or radiation or radioactive materials present on the Property as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), but also acknowledge that nothing in the preceding portion of this sentence or in Section 11.6(c) is intended to exculpate Tenant from responsibility or liability for any exacerbation of any such pre-existing conditions as a result of any breach of Tenant's obligations under this Section 11.6 or any breach by Tenant or its employees, agents or contractors of the provisions of the Environmental Restriction as defined in Section 17.4 hereof.

                  (c) Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Property of any hazardous substances or wastes or radiation or radioactive materials, including, but not limited to, "known conditions" as defined in the RWQCB Mutual Release and Covenant Not to Sue dated July 12, 2000, present on the Property as of the Rent Commencement Date (other than as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee or invitee of Tenant), and/or (ii) any unauthorized release into the environment (including, but not limited to, the Property) of any hazardous substances or wastes or radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by Landlord or its agents or employees.

                  (d) The provisions of this Section 11.6 shall survive the termination of this Lease.

                           12. INSURANCE AND INDEMNITY

         12.1     INSURANCE.

                  (a) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, commercial general liability insurance to protect against liability to the public, or to any invitee of Tenant or Landlord, arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with limits of liability of not less than (i) Two Million Dollars ($2,000,000.00) for injury to or death of one person, (ii) Five Million Dollars ($5,000,000.00) for personal injury or death, per occurrence, and (iii) One Million Dollars ($1,000,000.00) for property damage, or combined single limit of liability of not less than Five Million Dollars ($5,000,000.00). Such insurance shall name Landlord, its Manager, its property manager and any lender holding a deed of trust on the Property from time to time (as designated in writing by Landlord to Tenant from time to time) as additional insureds thereunder. The amount of such insurance shall not be construed to limit any liability or obligation of Tenant under this Lease. Tenant shall also procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, products/completed operations coverage on terms and in amounts
(A) customary in Tenant's industry for companies engaged in the marketing of products on a scale comparable to that in which Tenant is engaged from time to time and (B) mutually satisfactory to Landlord and Tenant in their respective reasonable discretion.

                  (b) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), commercial general liability insurance to protect against liability arising out of or related to the use of or resulting from any accident occurring in, upon or about the Property, with combined single limit of liability of not less than Five Million Dollars ($5,000,000.00) per occurrence for bodily injury and property damage.

                  (c) Landlord shall procure and maintain in full force and effect at all times during the term of this Lease, at Landlord's cost and expense (but reimbursable as an Operating Expense under Section 7.2 hereof), policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss--Special Form [CP1030]" or its equivalent) for the Building Shell (as defined in the Workletter) and for the improvements in the Common Areas of the Property, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance shall include earthquake coverage and shall have such commercially reasonable deductibles (not to exceed Fifteen Thousand Dollars ($15,000) per occurrence, except for earthquake and environmental insurance, which may have higher commercially reasonable deductibles consistent with conditions and practices generally prevailing in the markets for such insurance) and other terms as Landlord in its reasonable discretion determines to be appropriate. Landlord shall have no obligation to carry property damage insurance for any alterations, additions or improvements installed by Tenant in the Building or on or about the Property.

                  (d) Tenant shall procure and maintain in full force and effect at all times during the term of this Lease, at Tenant's cost and expense, policies of property insurance providing protection against "all risk of direct physical loss" (as defined by and detailed in the Insurance Service Office's Commercial Property Program "Cause of Loss-Special Form [CP1030]" or its equivalent) for the Tenant Improvements constructed by Tenant pursuant to the Workletter and on all other alterations, additions and improvements installed by Tenant from time to time in or about the Building, on a full replacement cost basis (with no co-insurance or, if coverage without co-insurance is not reasonably available, then on an "agreed amount" basis). Such insurance may have such commercially reasonable deductibles (not to exceed Fifteen Thousand Dollars ($15,000) per occurrence, except for earthquake and environmental insurance, if any, which may have higher commercially reasonable deductibles consistent with conditions and practices generally prevailing in the markets for such insurance) and other terms as Tenant in its reasonable discretion determines to be appropriate, and shall name both Tenant and Landlord as insureds as their interests may appear. Without limiting the generality of the foregoing provisions, Tenant's property insurance on the Tenant Improvements shall in all events include earthquake insurance in an amount at least equal to the amount of the Tenant Improvement Allowance paid by Landlord pursuant to the Workletter in connection with the construction of the Tenant Improvements.

                  (e) During the course of construction of the improvements being constructed by Landlord and Tenant under Section 5.1 and the Workletter, Landlord and Tenant respectively shall each procure and maintain in full force and effect, at its respective sole cost and expense, policies of builder's risk insurance on the improvements respectively being constructed by it, in such amounts and with such commercially reasonable deductibles and other terms as Landlord in its reasonable discretion determines to be appropriate with respect to the insurance to be maintained by Landlord, and in such amounts and with such commercially reasonable deductibles and other terms as Landlord and Tenant may mutually and reasonably determine to be appropriate with respect to the insurance to be maintained by Tenant. Without limiting the generality of the foregoing provisions, Tenant's builder's risk insurance with respect to the Tenant Improvements shall in all events include earthquake insurance in an amount at least equal to the cumulative amount of the Tenant Improvement Allowance paid from time to time by Landlord pursuant to the Workletter in connection with the construction of the Tenant Improvements.

         12.2 QUALITY OF POLICIES AND CERTIFICATES. All policies of insurance required hereunder shall be issued by responsible insurers and, in the case of policies carried or required to be carried by Tenant, shall be written as primary policies not contributing with and not in excess of any coverage that Landlord may carry. Tenant shall deliver to Landlord copies of policies or certificates of insurance showing that said policies are in effect. The coverage provided by such policies shall include the clause or endorsement referred to in
Section 12.4. If Tenant fails to acquire, maintain or renew any insurance required to be maintained by it under this Article 12 or to pay the premium therefor, then Landlord, at its option and in addition to its other remedies, but without obligation so to do, may procure such insurance, and any sums expended by it to procure any such insurance on behalf of or in place of Tenant shall be repaid upon demand, with interest as provided in Section 3.2 hereof. Tenant shall give Landlord at least thirty (30) days prior written notice of any cancellation or nonrenewal of insurance required to be maintained under this
Article 12, and shall obtain written undertakings from each insurer under policies required to be maintained by it to endeavor to notify all insureds thereunder at least thirty (30) days prior to cancellation of coverage.

         12.3 WORKERS' COMPENSATION. Tenant shall maintain in full force and effect during the term of this Lease workers' compensation insurance in at least the minimum amounts required by law, covering all of Tenant's employees working on the Property.

         12.4 WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Property or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by property insurance actually carried or required to be carried hereunder by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any property insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

         12.5 INCREASE IN PREMIUMS. Tenant shall do all acts and pay all expenses necessary to insure that the Building is not used for purposes prohibited by any applicable fire insurance, and that Tenant's use of the Building and Property complies with all requirements necessary to obtain any such insurance. If Tenant uses or permits the Building or Property to be used in a manner which increases the existing rate of any insurance carried by Landlord on the Center and such use continues for longer than a reasonable period specified in any written notice from Landlord to Tenant identifying the rate increase and the factors causing the same, then Tenant shall pay the amount of the increase in premium caused thereby, and Landlord's costs of obtaining other replacement insurance policies, including any increase in premium, within ten (10) days after demand therefor by Landlord.

         12.6     INDEMNIFICATION.

                  (a) Except as otherwise expressly provided for in this Lease, Tenant shall indemnify, defend and hold Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Landlord or which Landlord may pay or incur by reason of the use, occupancy and enjoyment of the Property by Tenant or any invitees, sublessees, licensees, assignees, employees, agents or contractors of Tenant or holding under Tenant (including, but not limited to, any such matters arising out of or in connection with any early entry upon the Property by Tenant pursuant to
Section 2.2 hereof) from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors. Landlord and its members, partners, shareholders, officers, directors, agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such persons for, damages to goods, wares and merchandise in or upon the Property, or for injuries to Tenant, its agents or third persons in or upon the Property, from any cause whatsoever other than negligence or willful misconduct or omission by Landlord or its agents, employees or contractors. Tenant shall give prompt notice to Landlord of any casualty or accident in, on or about the Property.

                  (b) Except as otherwise expressly provided for in this Lease, Landlord shall indemnify, defend and hold Tenant and its partners, shareholders, officers, directors, agents, employees and contractors harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys' fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Property by reason of any negligence or willful misconduct or omission by Landlord or its agents, employees or contractors.

         12.7 BLANKET POLICY. Any policy required to be maintained hereunder may be maintained under a so-called "blanket policy" insuring other parties and other locations so long as the amount of insurance required to be provided hereunder is not thereby diminished. Without limiting the generality of the requirement set forth at the end of the preceding sentence, property insurance provided under a blanket policy shall provide full replacement cost coverage and liability insurance provided under a blanket policy shall include per location aggregate limits meeting or exceeding the limits required under this Article 12.

                           13. SUBLEASE AND ASSIGNMENT

         13.1 ASSIGNMENT AND SUBLEASE OF BUILDING. Except in the case of a Permitted Transfer, Tenant shall not have the right or power to assign its interest in this Lease, or make any sublease of the Building or any portion thereof, nor shall any interest of Tenant under this Lease be assignable involuntarily or by operation of law, without on each occasion obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any purported sublease or assignment of Tenant's interest in this Lease requiring but not having received Landlord's consent thereto (to the extent such consent is required hereunder) shall be void. Without limiting the generality of the foregoing provisions, Landlord may withhold consent to any proposed subletting or assignment solely on the ground, if applicable, that the use by the proposed subtenant or assignee is reasonably likely to be incompatible with Landlord's use of the balance of the Property or of any adjacent property owned or operated by Landlord. Except in the case of a Permitted Transfer, any dissolution, consolidation, merger or other reorganization of Tenant, or any sale or transfer of substantially all of the stock or assets of Tenant in a single transaction or series of related transactions, shall be deemed to be an assignment hereunder and shall be void without the prior written consent of Landlord as required above. Notwithstanding the foregoing, (i) no issuance or sale of Tenant's capital stock through any public securities exchange nor any other issuance of Tenant's capital stock for bona fide financing purposes shall be deemed to be an assignment, subletting or transfer hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Building, or any portion thereof, without Landlord's consent (but with prior or concurrent written notice by Tenant to Landlord), to any Affiliate of Tenant, or to any entity which results from a merger or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a "PERMITTED TRANSFER"). For purposes of the preceding sentence, an "AFFILIATE" of Tenant shall mean any entity in which Tenant owns at least a fifty percent (50%) equity interest, any entity which owns at least a fifty percent (50%) equity interest in Tenant, and/or any entity which is related to Tenant by a chain of ownership interests involving at least a fifty percent (50%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Except as expressly set forth in this Section 13.1, however, the provisions of Section 13.2 shall remain applicable to any Permitted Transfer and the transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease. Notwithstanding any other provision in this Lease, any transferee under a Permitted Transfer shall be entitled to exercise the option to extend the term of this Lease as set forth in Section 2.6 above and the right of first offer as set forth in Section
1.3 above.

         13.2     RIGHTS OF LANDLORD.

                  (a) Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Building or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord's rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant's interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord's consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor. In addition, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Building as permitted under this Lease, and Landlord, as Tenant's assignee and as attorney-in-fact for Tenant, or any receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent and to retain all sublease profits (subject to the provisions of Section 13.2(c), below).

                  (b) Upon any assignment of Tenant's interest in this Lease for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such assignment, after first deducting therefrom (i) any costs incurred by Tenant for leasehold improvements (including, but not limited to, third-party architectural and space planning costs) in the Building in connection with such assignment, amortized over the remaining term of this Lease, and (ii) any reasonable real estate commissions and/or reasonable attorneys' fees incurred by Tenant in connection with such assignment.

                  (c) Upon any sublease of all or any portion of the Building for which Landlord's consent is required under Section 13.1 hereof, Tenant shall pay to Landlord, within ten (10) days after receipt thereof by Tenant from time to time, one-half (1/2) of all cash sums and other economic considerations received by Tenant in connection with or as a result of such sublease, after first deducting therefrom (i) the minimum rental due hereunder for the corresponding period, prorated (on the basis of the average per-square-foot cost paid by Tenant for the entire Building for the applicable period under this Lease) to reflect the size of the subleased portion of the Building, (ii) any costs incurred by Tenant for leasehold improvements in the subleased portion of the Building (including, but not limited to, third-party architectural and space planning costs) for the specific benefit of the sublessee in connection with such sublease, amortized over the remaining term of this Lease, and (iii) any reasonable real estate commissions and/or reasonable attorneys' fees incurred by Tenant in connection with such sublease, amortized over the term of such sublease.


                     14. RIGHT OF ENTRY AND QUIET ENJOYMENT

         14.1 RIGHT OF ENTRY. Landlord and its authorized representatives shall have the right to enter the Building at any time during the term of this Lease during normal business hours and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Building or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may deem necessary, to show the Building to prospective purchasers, to show the Building to prospective tenants (but only during the final year of the term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Building or the Property or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, PROVIDED, however, Landlord shall use reasonable efforts to minimize the inconvenience to Tenant's normal business operations caused thereby.

         14.2 QUIET ENJOYMENT. Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Building and the Property throughout the term of this Lease, or until this Lease is terminated as provided by this Lease.

                             15. CASUALTY AND TAKING

         15.1     DAMAGE OR DESTRUCTION.

                  (a) If the Building, or the Common Areas of the Property necessary for Tenant's use and occupancy of the Building, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year following the date of the occurrence (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days following the date of the occurrence, PROVIDED that the provisions of this parenthetical shall not apply if, within ten (10) days after receipt of a termination notice from Landlord based on an occurrence during the last year of the term of this Lease which cannot be repaired within 60 days, Tenant properly exercises a valid renewal right (if any then remains) under Section 2.6 hereof, and PROVIDED FURTHER, that no such attempted exercise of a renewal right by Tenant shall be sufficient to defeat Landlord's termination notice if the applicable damage or destruction cannot reasonably be expected to be repaired within one year), then Landlord, as to the Common Areas of the Property and the Building Shell, and Tenant, as to the Tenant Improvements constructed by Tenant, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Property to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, if such damage or destruction (despite being corrected to the extent then permitted under applicable governmental laws, regulations and building codes) would still materially impair Tenant's ability to conduct its business in the Building, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction does not materially impair Tenant's ability to conduct its business in the Building, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly minimum rental and of Tenant's Operating Cost Share of Operating Expenses, based upon the extent to which Tenant's ability to conduct its business in the Building is impaired, and Landlord and Tenant respectively shall restore the Common Areas and Building Shell and the Tenant Improvements to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year following the date of the occurrence (or, in the case of an occurrence during the last year of the term of this Lease, within a period of sixty (60) days following the date of the occurrence, subject to the provisos set forth in the parallel provision of the first sentence of this paragraph), then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty
(30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord and Tenant shall each repair and restore applicable portions of the Property in accordance with the first sentence of this Section 15.1(a).

                  (b) The respective obligations of Landlord and Tenant pursuant to Section 15.1(a) are subject to the following limitations:

                           (i)      If the occurrence results from a peril which
is required to be insured pursuant to Section 12.1(c) and (d) above, the obligations of either party shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the party's permitted deductible (PROVIDED that each party shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Section 12.1(c) or (d), as applicable), and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                           (ii)     If the occurrence results from a peril which
is not required to be insured pursuant to Section 12.1(c) and (d) above and is not actually insured, Landlord shall be required to repair and restore the Building Shell and Common Areas to the extent necessary for Tenant's continued use and occupancy of the Building, and Tenant shall be required to repair and restore the Tenant Improvements to the extent necessary for Tenant's continued use and occupancy of the Building, PROVIDED that each party's obligation to repair and restore shall not exceed an amount equal to twenty percent (20%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or twenty percent (20%) of the replacement cost of the Tenant Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall.

                  (c) If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Section 12.1(c) and (d), Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

                  (d) From and after the date of an occurrence resulting in damage to or destruction of the Building or of the Common Areas necessary for Tenant's use and occupancy of the Building, and continuing until repair and restoration thereof are completed, there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Building is impaired.

         15.2     CONDEMNATION.

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                  (a)      If during the term of this Lease the Building,
Property or Improvements, or any substantial part of any of them, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), or receives irreparable damage by reason of anything lawfully done under color of public or other authority, then (i) this Lease shall terminate as to the entire Building at Landlord's election by written notice given to Tenant within thirty (30) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire Building at Tenant's election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Building taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant's use of the balance of the Building. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant's election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of minimum rental and of Tenant's Operating Cost Share of Operating Expenses based upon the degree to which Tenant's ability to conduct its business in the Building is impaired), Landlord shall restore the Building Shell and Common Area improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking, and Tenant shall restore the Tenant Improvements and Tenant's other alterations, additions and improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, each party shall use its respective best efforts (including, without limitation, any necessary negotiation or intercession with its respective lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Landlord and Tenant in portions reasonably corresponding to the cost and scope of their respective restoration obligations, subject only to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil Procedure
Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Building or Property.

                  (b) The respective obligations of Landlord and Tenant pursuant to Section 15.2(a) are subject to the following limitations:

                           (i)      Each party's obligation to repair and
restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to twenty percent (20%) of the replacement cost of the Building Shell and Common Area improvements, as to Landlord, or twenty percent (20%) of the replacement cost of the Tenant Improvements, as to Tenant; if the replacement cost as to either party exceeds such amount, then the party whose limit has been exceeded may terminate this Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

                           (ii)     If this Lease is terminated pursuant to the
foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

         15.3 RESERVATION OF COMPENSATION. Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements, the

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Property and the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages paid for or on account of Tenant's moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Building at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the term of this Lease, and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

         15.4 RESTORATION OF IMPROVEMENTS. In connection with any repair or restoration of Improvements by either party following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld or delayed), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would impair or impede Tenant's conduct of its business in the Building (in which case any such modifications in Landlord's work shall require Tenant's consent, not unreasonably withheld or delayed) or would materially and adversely affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Building (in which case any such modifications in Tenant's work shall require Landlord's consent, not unreasonably withheld or delayed).


                                   16. DEFAULT

         16.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                  (a) ABANDONMENT. Abandonment of the Building. "ABANDONMENT" is hereby defined to include, but is not limited to, any absence by Tenant from the Building for fifteen (15) consecutive days or more while Tenant is in default under any other provision of this Lease. Tenant waives any right Tenant may have to notice under Section 1951.3 of the California Civil Code, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

                  (b) NONPAYMENT. Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure; PROVIDED, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 ET SEQ., as amended from time to time;

                  (c) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (b) hereof, such failure continuing for fifteen (15) days after written notice of such failure; PROVIDED, however, that if such failure is curable in nature but cannot reasonably be cured within such 15-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 15-day period) commences such cure and thereafter diligently pursues such cure to completion; and PROVIDED FURTHER, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 ET SEQ., as amended from time to time;

                  (d) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors;

                  (e) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Building continues to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant's use of the Property and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

                  (f) RECEIVERSHIP. The employment of a receiver appointed by court order to take possession of substantially all of Tenant's assets or the Building, if such receivership remains undissolved for a period of thirty (30) days;

                  (g) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Building, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

                  (h) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

         16.2     REMEDIES UPON TENANT'S DEFAULT.

                  (a) Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Building or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant), using such force as may be necessary to do so (as to which Tenant hereby waives any claim for loss or damage that may thereby occur). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant's default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

                  (b) Even if Tenant has breached this Lease and abandoned the Building, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection (a) hereof and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Building or the appointment of a receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute a termination of Tenant's right to possession.

                  (c)      If Landlord terminates this Lease pursuant to this
Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord's right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Building, expenses of reletting, including necessary repair, renovation and alteration of the Building, reasonable attorneys' fees, and other reasonable costs. The "WORTH AT THE TIME OF AWARD" of the amounts referred to in clauses
(i) and (ii) above shall be computed by allowing interest at ten percent (10%) per annum from the date such amounts accrued to Landlord. The "WORTH AT THE TIME OF AWARD" of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

         16.3 REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

                     17. SUBORDINATION, ATTORNMENT AND SALE

         17.1 SUBORDINATION TO MORTGAGE. This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Building, the Property, the Center, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; PROVIDED, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Building, the Property, the Center, or any of them shall be conditioned on Tenant's receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant
(i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be "material"), Tenant's rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects to have this Lease be an encumbrance upon the Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for. Promptly following execution of this Lease, Landlord shall use commercially reasonable efforts to obtain a Non-Disturbance Agreement comparable to that described above in this Section 17.1 from any mortgagee, trustee, beneficiary, ground lessor or leaseback lessor holding an interest in the Property on the date of this Lease (but Landlord hereby advises Tenant that in fact there is no mortgagee, trustee, beneficiary, ground lessor or leaseback lessor holding an interest in the Property on the date of this Lease).

         17.2 SALE OF LANDLORD'S INTEREST. Upon sale, transfer or assignment of Landlord's entire interest in the Building and the Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

         17.3 ESTOPPEL CERTIFICATES. Tenant or Landlord (the "RESPONDING PARTY"), as applicable, shall at any time and from time to time, within ten (10) business days after written request by the other party (the "REQUESTING PARTY"), execute, acknowledge and deliver to the requesting party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification;
(ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the requesting party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the requesting party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the requesting party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the requesting party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the requesting party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the responding party for execution.

         17.4 SUBORDINATION TO CC&R'S. This Lease, and any permitted sublease entered into by Tenant under the provisions of this Lease, and the interests in real property conveyed hereby and thereby shall be subject and subordinate (a) to any declarations of covenants, conditions and restrictions or other recorded restrictions affecting the Property or the Center from time to time, PROVIDED that the terms of such declarations or restrictions are reasonable (or, to the extent they are not reasonable, are mandated by applicable law), do not materially impair Tenant's ability to conduct the uses permitted hereunder on the Property, and do not discriminate against Tenant relative to other similarly situated tenants occupying portions of the Center,
(b) to the Declaration of Covenants, Conditions and Restrictions and Reciprocal Easements for Shearwater Project dated January 21, 1998 and recorded on January 22, 1998 as Instrument No. 98-008277, Official Records of San Mateo County, as amended from time to time (the "SHEARWATER DECLARATION"), the provisions of which Shearwater Declaration are an integral part of this Lease, and (c) to the Covenant and Environmental Restriction dated as of January 26, 1998 and recorded on February 3, 1998 as Instrument No. 98-013813, Official Records of San Mateo County, as amended from time to time (the "ENVIRONMENTAL RESTRICTION"), the provisions of which Environmental Restriction are incorporated herein by this reference. Tenant agrees to execute, upon request by Landlord, any documents reasonably required from time to time to evidence the foregoing subordination.

         17.5 MORTGAGEE PROTECTION. If, following a default by Landlord under any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement covering the Building, the Property, the Center, or any of them, the Building, the Property and/or the Center, as applicable, is acquired by the mortgagee, beneficiary, master lessor or other secured party, or by any other successor owner, pursuant to a foreclosure, trustee's sale, sheriff's sale, lease termination or other similar procedure (or deed in lieu thereof), then any such person or entity so acquiring the Building, the Property and/or the Center shall not be:

                  (a) liable for any act or omission of a prior landlord or owner of the Property (including, but not limited to, Landlord);

                  (b) subject to any offsets or defenses that Tenant may have against any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord);

                  (c) bound by any rent or additional rent that Tenant may have paid in advance to any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) for a period in excess of one month, or by any security deposit, cleaning deposit or other prepaid charge that Tenant may have paid in advance to any prior landlord or owner (including, but not limited to, Landlord), except to the extent such deposit or prepaid amount has been expressly turned over to or credited to the successor owner thus acquiring the Property and/or the Center, as applicable;

                  (d) liable for any warranties or representations of any nature whatsoever, whether pursuant to this Lease or otherwise, by any prior landlord or owner of the Property and/or the Center (including, but not limited to, Landlord) with respect to the use, construction, zoning, compliance with laws, title, habitability, fitness for purpose or possession, or physical condition (including, without limitation, environmental matters) of the Property, the Building or the Center; or

                  (e) liable to Tenant in any amount beyond the interest of such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and the Center as they exist from time to time, it being the intent of this provision that Tenant shall look solely to the interest of any such mortgagee, beneficiary, master lessor or other secured party or successor owner in the Property and Center for the payment and discharge of the landlord's obligations under this Lease and that such mortgagee, beneficiary, master lessor or other secured party or successor owner shall have no separate personal liability for any such obligations.


                                  18. SECURITY

         18.1     DEPOSIT.

                  (a) Within ten (10) days after mutual execution of this Lease, Tenant shall deposit with Landlord the sum of Seven Hundred Thirty-Eight Thousand and No/100 Dollars ($738,000.00), which sum (the "SECURITY DEPOSIT") shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults (beyond any applicable cure period) with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep any deposit under this Section separate from Landlord's general funds, and Tenant shall not be entitled to interest thereon. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest hereunder, at the expiration of the term of this Lease and after Tenant has vacated the Property. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord's successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

                  (b) As an alternative to the cash Security Deposit described in Section 18.1(a), Tenant may instead deliver to Landlord, within ten
(10) days after mutual execution of this Lease, an irrevocable standby letter of credit (the "LETTER OF CREDIT") issued in favor of Landlord by a federally insured commercial bank or trust company approved in writing by Landlord (which approval shall not be unreasonably withheld), in form and substance satisfactory to Landlord, to be held by Landlord as security for the faithful performance of all the obligations of Tenant under this Lease, subject to the following terms and conditions:

                           (i)      The amount of the Letter of Credit shall be
at least Seven Hundred Thirty-Eight Thousand and No/100 Dollars ($738,000.00), and Tenant shall maintain the Letter of Credit in that amount in full force and effect throughout the term of this Lease (including any extensions thereof) and until thirty (30) days after the expiration of the term of this Lease, unless Tenant elects at any time to replace the Letter of Credit with a full cash Security Deposit in compliance with Section 18.1(a). The Letter of Credit may be for an initial one-year term, with automatic renewal provisions, provided that Landlord shall be given at least thirty (30) days prior written notice if the Letter of Credit will not be renewed as of any otherwise applicable renewal date and shall be entitled to draw against the expiring Letter of Credit if a replacement Letter of Credit is not furnished to Landlord at least twenty (20) days prior to the scheduled expiration date, as provided in Section 18.2(b)(iii)(A) below.

                           (ii)     Landlord shall be entitled (but shall not be
required) to draw against the Letter of Credit and receive and retain the proceeds thereof upon any default (beyond any applicable cure period) by Tenant in the payment of any rent or other amounts required to be paid by Tenant under this Lease, or upon the occurrence of any other event of default (beyond any applicable cure period) under this Lease. The amount of the draw shall not exceed the amount of the payments (if any) as to which Tenant is then in default and/or the amount reasonably necessary to cure any non-monetary events of default by Tenant, and shall be applied by Landlord to the cure of the applicable default(s). Following any partial draw under this paragraph (ii), if Tenant fully cures all outstanding defaults and provides Landlord with a new Letter of Credit in the full required amount under this Section 18.1, Landlord shall surrender and return to Tenant, within ten (10) days after Tenant's satisfaction of the foregoing conditions, the Letter of Credit under which the partial draw was made, together with any proceeds not already applied by Landlord toward the cure of the applicable default(s).

                           (iii)    Landlord shall also be entitled (but shall
not be required) to draw against the Letter of Credit in full and to receive the entire proceeds thereof under either of the following circumstances:

                                    (A)      If the Letter of Credit will expire
as of a date prior to the thirty (30) days after the expiration of the term of this Lease and Tenant fails to provide to Landlord an extension or replacement of such Letter of Credit, in at least the minimum amount required under this
Section 18.1(b), at least twenty (20) days prior to the scheduled expiration date of the Letter of Credit; or

                                    (B)      If, as a result of a draw against
the Letter of Credit by Landlord or for any other reason, the amount of the Letter of Credit falls below the minimum amount required to be maintained from time to time pursuant to this Section 18.1(b) and Tenant has failed to cause the Letter of Credit to be restored to at least the minimum required amount within ten (10) days after written demand by Landlord.

                           (iv)     If Landlord draws against the Letter of
Credit in any of the circumstances described in subparagraph (iii) above, Landlord shall use, apply and/or retain all or any part of the amount drawn for the cure of any then existing defaults under this Lease. Any amount drawn that is not immediately so used or applied by Landlord shall be retained by Landlord as a cash security deposit, subject to and in accordance with the provisions of
Section 18.1(a); PROVIDED, however, if Tenant fully cures all of the outstanding defaults described in subparagraph (iii) above and provides Landlord with a new Letter of Credit in the full amount required under this Section 18.1, Landlord shall surrender and return to Tenant, within ten (10) days after Tenant's satisfaction of the foregoing conditions, any proceeds drawn by Landlord and not already applied by Landlord toward the cure of the applicable default(s).

                  (c) Any actual or purported withdrawal, rescission, termination or revocation of the Letter of Credit by the issuer thereof prior to the expiration of the term of this Lease (except when replaced prior to the effectiveness of such withdrawal, rescission, termination or revocation by a replacement Letter of Credit as contemplated in Section 18.1(b)(iii)(A) hereof) shall be a material breach of this Lease.

                                19. MISCELLANEOUS

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         19.1     NOTICES. All notices, consents, waivers and other
communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private same-day or overnight courier or express delivery service) or by telecopier with mechanical confirmation of transmission, effective upon personal delivery to or refusal of delivery by the recipient (in the case of personal delivery by any of the means described above) or upon telecopier transmission during normal business hours at the recipient's office (in the case of telecopier transmission, with any transmission outside of normal business hours being effective as of the beginning of the first business day commencing after the time of actual transmission) to the parties at their respective addresses as follows:

         To Tenant:                 (until Rent Commencement Date)
                                    EOS Biotechnology, Inc.
                                    225A Gateway Boulevard
                                    South San Francisco, CA  94080
                                    Attn:  John Whelan, VP & CFO
                                    Telecopier:  (650) 583-3881

                                    (after Rent Commencement Date)
                                    EOS Biotechnology, Inc.
                                    1150 Veterans Boulevard
                                    South San Francisco, CA  94080
                                    Attn:  John Whelan, VP & CFO
                                    Telecopier:  (650) [TO BE DETERMINED]

         with a copy to:            Hopkins & Carley
                                    70 S. First Street
                                    San Jose, CA  95113-2406
                                    Attn:  Terrence S. Daly, Esq.
                                    Telecopier:  (408) 998-4790

         To Landlord:               Slough BTC, LLC
                                    33 West Monroe Street, Suite 2000
                                    Chicago, IL  60603
                                    Attn:  William Rogalla
                                    Telecopier:  (312) 558-9041

         with a copy to:            Britannia Management Services, Inc.
                                    1939 Harrison Street, Suite 715
                                    Oakland, CA  94612
                                    Telecopier:  (510) 763-6262

         and a copy to:             Folger Levin & Kahn LLP
                                    Embarcadero Center West
                                    275 Battery Street, 23rd Floor
                                    San Francisco, CA 94111
                                    Attn: Donald E. Kelley, Jr.
                                    Telecopier:  (415) 986-2827

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord in care of Britannia Management Services, Inc., 1939 Harrison Street, Suite 715, Oakland, CA 94612, or at such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

         19.2 SUCCESSORS AND ASSIGNS. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

         19.3 NO WAIVER. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

         19.4 SEVERABILITY. If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

         19.5 LITIGATION BETWEEN PARTIES. In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants' fees and attorneys' fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. "PREVAILING PARTY" within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         19.6 SURRENDER. A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

         19.7 INTERPRETATION. The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

         19.8 ENTIRE AGREEMENT. This written Lease, together with the exhibits hereto, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Lease and the exhibits hereto. This Lease may be modified only by an agreement in writing signed by each of the parties.

         19.9 GOVERNING LAW. This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

         19.10 NO PARTNERSHIP. The relationship between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant.

         19.11 FINANCIAL INFORMATION. From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Property and/or Center designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; PROVIDED, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant's prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof,
(i) to Landlord's partners and professional advisors, solely to use in connection with Landlord's execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Property and/or Center, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Property and/or Center, PROVIDED that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant's most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant's most recent fiscal year, accompanied by a certificate of Tenant's chief financial officer that such financial statements fairly present Tenant's financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

                  Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Property and/or Center financial information pertaining to, Tenant's financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

         19.12 COSTS. If Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment of this Lease or subletting of the Building or any part thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all actual and reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys' fees.

         19.13 TIME. Time is of the essence of this Lease, and of every term and condition hereof.

         19.14 RULES AND REGULATIONS. Tenant shall observe, comply with and obey, and shall cause its employees, agents and, to the best of Tenant's ability, invitees to observe, comply with and obey such reasonable rules and regulations as Landlord may promulgate from time to time for the safety, care, cleanliness, order and use of the Improvements, the Property and the Center.

         19.15 BROKERS. Landlord agrees to pay a brokerage commission to Tenant's broker, CB Richard Ellis, in connection with the consummation of this Lease in accordance with a separate written agreement (providing for a commission of $6.00 per rentable square foot, payable 50% upon execution of this Lease and 50% upon occupancy of the Building by Tenant). Each party represents and warrants that no other broker participated in the consummation of this Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys' fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other broker.

         19.16 MEMORANDUM OF LEASE. At any time during the term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgment and recordation of such document in reasonable form.

         19.17 CORPORATE AUTHORITY. The person signing this Lease on behalf of Tenant warrants that he or she is fully authorized to do so and, by so doing, to bind Tenant.

         19.18 EXECUTION AND DELIVERY. This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

         19.19 SURVIVAL. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.6, 12.6, 19.5 and 19.20 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

         19.20    PARKING AND TRAFFIC.

                  (a) Landlord has advised Tenant that the approval of the Britannia Oyster Point project by the City of South San Francisco was conditioned upon, among other things, Landlord's development and implementation of a Transportation Demand Management Plan (the "TDMP") pursuant to which Landlord is required to undertake various measures to try to reduce the volume of traffic generated by the Center. Tenant hereby agrees (i) to designate one of its employees to act as a liaison with Landlord's designated transportation coordinator in facilitating and coordinating such programs as may be required from time to time by governmental agencies and/or by the terms of the TDMP to reduce the traffic generated by the Center (as required by the City of South San Francisco as part of the conditions of approval of this project) and to facilitate and encourage the use of public transportation, (ii) to make reasonable efforts to encourage cooperation and participation by Tenant's employees in the programs implemented from time to time pursuant to the TDMP, including (but not limited to) programs described in this Section 19.20, and
(iii) to cooperate with Landlord's designated transportation coordinator in identifying an appropriate area within the Building where an information kiosk can be maintained for the dissemination of transportation-related information, to be updated from time to time by Landlord's designated transportation coordinator.

                  (b) The Center is presently intended to contain a maximum of 3.3 parking spaces per 1,000 square feet of rentable area in the buildings to be constructed on the Property, subject to approval by appropriate agencies of the City of South San Francisco. Consistent with the TDMP, a specified percentage (presently anticipated to be ten percent (10%)) of these spaces will be designated for carpool, vanpool and clean fuel vehicles. Among other things, the City of South San Francisco requires, through its approval of the TDMP that Landlord was required to adopt and implement as a condition of approval of Landlord's development plans, that Landlord charge a monthly parking fee for each parking space allocated to tenants and their employees. The monthly fee per parking space shall be $20 per parking space for each of the first five (5) years after the Rent Commencement Date, $30 per parking space for years six (6) through ten (10) after the Rent Commencement Date, and $35 per parking space for years eleven (11) through fifteen (15) after the Rent Commencement Date. In accordance with the policies and requirements of the City of South San Francisco, Landlord recommends that Tenant pass through these parking charges to Tenant's employees using the spaces. (Thus, for example, in years one (1) through five (5) of the Lease term, assuming 82,000 square feet in the Building and 3.3 spaces of parking per 1,000 square feet in the Center, Tenant would have 270 allocable parking spaces at $20 per space per month, for a total monthly parking fee of $5,400.) Notwithstanding any other provisions of this Section 19.20(b), however, if at any time during the term of this Lease (x) Landlord is permitted to terminate the TDMP or to modify it in such a manner that it no longer requires Landlord to charge tenants of the Center for parking and (y) Landlord is not then subject to any other agreement with any governmental authority or to any other law, ordinance, regulation, order, requirement or policy of any governmental authority which either requires Landlord to charge tenants of the Center for parking or imposes any charge or penalty or other material detriment on Landlord or the Center in the event of any failure of Landlord to charge tenants of the Center for parking, then for so long as such conditions continue to exist, then the parking charge imposed on Tenant under this Section 19.20(b) shall be waived; and if at any time during the term of this Lease the conditions contemplated in clauses (x) and (y) of the preceding portion of this sentence are met in a manner which does not permit complete elimination of parking charges to tenants of the Center but permits a reduction in the rates that Landlord is required to charge tenants of the Center for parking, then the parking charge imposed on Tenant under this
Section 19.20(b) shall be correspondingly reduced for so long as such conditions continue to exist.

                  (c) On or about the date Tenant commences business in the Building, Landlord intends to provide Tenant, through Landlord's designated transportation coordinator, with an appropriate number of packets of employee transportation information, presently expected to include (but not be limited to) information about carpool parking; schedules and maps for SamTrans, Caltrain, BART and shuttle services operating to and from the Property; and a bicycle map. Landlord shall thereafter cause its designated transportation coordinator to provide updated copies of the employee transportation information packet to Tenant from time to time, as appropriate, and to make additional copies of the packet available to Tenant from time to time, upon request by Tenant, for new employees. Tenant shall distribute copies of the employee transportation information packet to all employees commuting to the Property at the time Tenant commences business in the Building, shall thereafter distribute copies of the packet to new employees from time to time and shall distribute updated packets to all employees from time to time when and as such updated packets are furnished to Tenant by Landlord's designated transportation coordinator.

                  (d) Landlord is required to conduct, pursuant to the TDMP, annual surveys of its tenants and their employees regarding both quantitative and qualitative aspects of commuting and transportation patterns at the Center. Landlord anticipates that these surveys will be prepared, administered and analyzed by an independent transportation consultant retained by the City of South San Francisco, and will be summarized by that consultant in an annual report to be submitted by that consultant to the City of South San Francisco and its Redevelopment Agency with respect to the Center. Tenant shall cooperate with Landlord, with Landlord's designated transportation coordinator and with any independent transportation consultant retained by the City, and shall use reasonable efforts to cause Tenant's employees to so cooperate, in the completion and return of such surveys from time to time, when and as requested by Landlord or its designated transportation coordinator or the independent consultant. Tenant acknowledges and understands that employees who fail to respond to such surveys will be counted as drive-alone commuters.

                  (e) Landlord has advised Tenant that pursuant to conditions imposed by the City of South San Francisco and its Redevelopment Agency, Landlord may incur financial penalties if implementation of the TDMP at the Center fails to achieve a target rate of at least thirty-five percent (35%) alternative mode transportation usage (the "ALTERNATIVE MODE STANDARD") by employees working at the Center, as reflected in the surveys conducted pursuant to Section 19.20(d) above. Any such financial penalties shall be imposed by the City of South San Francisco Redevelopment Agency (the "REDEVELOPMENT AGENCY"), in its sole discretion, based on its review of the annual reports submitted from time to time pursuant to Section 19.20(d) above. The amount of such financial penalties is presently set at $15,000 per year for each percentage point (if any) by which, after a phase-in period (two (2) years after the granting of a certificate of occupancy) for each building, the aggregate rate of alternative mode transportation usage by employees throughout the Center falls short of the Alternative Mode Standard. If any such financial penalties are imposed on Landlord for failure to meet the Alternative Mode Standard on a Center-wide basis for any applicable survey period, then Landlord shall be entitled to pass such financial penalties through to all tenants of the Center whose employees have failed to demonstrate (pursuant to the applicable surveys) compliance with the Alternative Mode Standard for the applicable period (each such tenant being hereinafter referred to as a "NONCOMPLYING TENANT" for that period), in which event the actual penalty amount shall be allocated among the Noncomplying Tenants for the applicable period in the following manner: Each Noncomplying Tenant shall bear a portion of the applicable penalty amount equal to a fraction, the numerator of which is the number of employees by which such Noncomplying Tenant fell short of meeting the Alternative Mode Standard for the applicable period and the denominator of which is the sum of the respective numbers of employees by which all Noncomplying Tenants, in the aggregate, fell short of meeting the Alternative Mode Standard for the applicable period. Each such Noncomplying Tenant shall pay its share of the applicable penalty amount to Landlord within thirty (30) days after receipt of written demand from Landlord, accompanied by supporting documentation evidencing the applicable penalty amount, as provided by the Redevelopment Agency or its consultant, and demonstrating in reasonable detail the calculation of such Noncomplying Tenant's share of that penalty amount. Under no circumstances shall Tenant be required to bear any portion of any penalties contemplated in this paragraph with respect to any period as to which Tenant can demonstrate that its employees, as evidenced by the applicable survey(s) for that period, met the Alternative Mode Standard. If Tenant subleases any portion(s) of the Building from time to time, then for purposes of this Section 19.20, as between Tenant and Landlord, Tenant shall be fully and solely responsible for compliance by its subtenant(s) and their employees with the requirements of this Section 19.20, and all surveys and reports submitted by Tenant to Landlord or its designated transportation coordinator or to the independent consultant pursuant to this Section 19.20 shall cover the entire Building and shall report figures for Tenant and its subtenant(s) on an aggregate basis. Nothing in the preceding sentence, however, shall preclude Tenant, as between itself and its subtenant(s), from allocating to such subtenant(s) in the applicable sublease agreement any compliance obligations and/or penalty reimbursement obligations under this Section 19.20(e), but no such allocation shall be binding on Landlord or require Landlord, its designated transportation coordinator or the independent consultant to deal directly with any such subtenant(s) regarding the matters addressed in this Section 19.20. If Tenant believes, reasonably and in good faith, that there are circumstances particular to the nature of Tenant's business operations that would justify a mitigation of penalties and/or a modification of the implementation of the TDMP as applied to Tenant's business, and requests in writing (with supporting information describing, in reasonable detail, the circumstances on which Tenant is relying) that Landlord present such mitigation or modification arguments to the Redevelopment Agency, then Landlord shall use reasonable and good faith efforts to present or cause its designated transportation coordinator to present such mitigation and/or modification arguments, but Tenant acknowledges and understands that any decision with respect to such mitigation and/or modification arguments will be in the sole discretion of the Redevelopment Agency and agrees that Landlord shall have no liability to Tenant if such mitigation and/or modification arguments are not accepted by the Redevelopment Agency.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.


              "Landlord"                                "Tenant"

SLOUGH BTC, LLC, a Delaware limited          EOS BIOTECHNOLOGY, INC., a
liability company                            Delaware corporation

By:  Slough Estates USA Inc., a Delaware     By:  /s/ David W. Martin, Jr., M.D.
     corporation, Its Manager                     ------------------------------
                                                  David W. Martin, Jr., M.D.
                                                  President and CFO

     By:   /s/ William Rogalla               By:  /s/ John Whelan
           ----------------------------           ------------------------------
     Its:    Vice President                  Its: Vice President and CFO
           ----------------------------           ------------------------------

                                    EXHIBITS


                  EXHIBIT A         Real Property Description

                  EXHIBIT B         Site Plan

                  EXHIBIT C         Workletter

                  EXHIBIT D         Estimated Construction Schedule

                  EXHIBIT E         Acknowledgment of Rent Commencement Date

                                    EXHIBIT A

                            REAL PROPERTY DESCRIPTION


All that certain real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Parcels 2, 3, 5 and 6 as shown on the Bay West Cove Final Subdivision Map, Parcel Map No. 97-027, recorded January 22, 1998 in Book 70, at pages 33-40, File No. 98-008274, Official Records of San Mateo County, California.

                                    EXHIBIT B

                                    SITE PLAN

                                   [attached]

                            [SITE PLAN APPEARS HERE]

                                    EXHIBIT C

                                   WORKLETTER

         This Workletter ("WORKLETTER") constitutes part of the Build-to-Suit Lease dated as of June 1, 2001 (the "LEASE") between SLOUGH BTC, LLC, a Delaware limited liability company ("LANDLORD"), and EOS BIOTECHNOLOGY, INC., a Delaware corporation ("TENANT"). The terms of this Workletter are incorporated in the Lease for all purposes.

1. DEFINED TERMS. As used in this Workletter, the following capitalized terms have the following meanings:

         (a) APPROVED PLANS: Plans and specifications prepared by the applicable Architect for the respective Improvements and approved by Landlord and, to the extent applicable, Tenant in accordance with Paragraph 2 of this Workletter, subject to further modification from time to time to the extent provided in and in accordance with such Paragraph 2.

         (b) ARCHITECT: Chamorro Design Group, or any other architect selected by Landlord in its sole discretion, with respect to the Building Shell, the Site Improvements and any other Improvements which Landlord is to design pursuant to this Workletter; any architect selected by Tenant with the written approval of Landlord (which approval shall not be unreasonably withheld or delayed), with respect to the Tenant Improvements and any other Improvements which Tenant is to design pursuant to this Workletter.

         (c) BUILDING SHELL: The shell of the Building, as more fully defined in SCHEDULE C-1 attached to this Workletter.

         (d) CHANGE ORDER REQUEST: See definition in Paragraph 2(e)(ii) hereof.

         (e)      COST OF IMPROVEMENT: See definition in Paragraph 2(c) hereof.

         (f) FINAL COMPLETION CERTIFICATE: See definition in Paragraph 3(b) hereof.

         (g) FINAL WORKING DRAWINGS: See definition in Paragraph 2(a) hereof.

         (h) GENERAL CONTRACTOR: Hathaway Dinwiddie Construction Company, or any other general contractor selected by Landlord in its sole discretion, with respect to Landlord's Work. The General Contractor with respect to Tenant's Work shall be selected by Tenant, subject to Landlord's approval (not to be unreasonably withheld or delayed), as contemplated in Paragraph 5(a) hereof.

         (i) IMPROVEMENTS: The Building Shell, Site Improvements, Tenant Improvements and other improvements shown on the Approved Plans from time to time and to be constructed on the Property pursuant to the Lease and this Workletter.

         (j) LANDLORD DELAY: Any of the following types of delay in the completion of construction of the Tenant Improvements:

                  (i) Any delay resulting from Landlord's failure to furnish, in a timely manner, information requested by Tenant or by the Architect or General Contractor for Tenant's Work in connection with the design or construction of Tenant's Work, or from Landlord's failure to approve in a timely manner any matters requiring approval by Landlord; or

                  (ii) Any delay of any other kind or nature caused by Landlord (or Landlord's contractors, agents or employees) or resulting from the performance of Landlord's Work.

         (k) LANDLORD'S WORK: The Building Shell and Site Improvements, and any other Improvements which Landlord is to construct or install pursuant to this Workletter or by mutual agreement of Landlord and Tenant from time to time.

         (l) PUNCH LIST WORK: Minor corrections of construction or decoration details, and minor mechanical adjustments, that are required in order to cause any applicable portion of the Improvements as constructed to conform to the Approved Plans in all material respects and that do not materially interfere with Tenant's use or occupancy of the Building and the Property.

         (m) SITE IMPROVEMENTS: The parking areas, driveways, landscaping and other improvements to the Common Areas of the Property that are depicted on EXHIBIT B to the Lease (as the same may be modified by Landlord from time to time pursuant to the process of development and approval of the Approved Plans).

         (n) STRUCTURAL COMPLETION CERTIFICATE: See definition in Paragraph 3(a) hereof.

         (o) TENANT DELAY: Any of the following types of delay in the completion of construction of the Building Shell:

                  (i) Any delay resulting from Tenant's failure to furnish, in a timely manner, information requested by Landlord or by the Architect or General Contractor for Landlord's Work in connection with the design or construction of the Building Shell, or from Tenant's failure to approve in a timely manner any matters requiring approval by Tenant;

                  (ii) Any delay attributable to any request by Tenant to construct the Building Shell in an "above standard" manner, or to any use of "above standard" Building Shell components that is necessitated by Tenant's particular use requirements or by the contemplated Tenant's Work;

                  (iii) Any delay resulting from Change Order Requests initiated by Tenant, including any delay resulting from the need to revise any drawings or obtain further governmental approvals as a result of any such Change Order Request; or

                  (iv) Any delay of any other kind or nature caused by Tenant (or Tenant's contractors, agents or employees) or resulting from the performance of Tenant's Work.

         (p) TENANT IMPROVEMENTS: The improvements to or within the Building, other than improvements constituting part of the Building Shell, shown on the Approved Plans from time to time and to be constructed by Tenant (except as otherwise provided herein) pursuant to the Lease and this Workletter, including (but not limited to) the improvements described on SCHEDULE C-2 attached to this Workletter (except to the extent any such SCHEDULE C-2 improvements are specifically described as constituting part of the Building Shell).

         (q) TENANT'S WORK: All of the Improvements other than those constituting Landlord's Work, and such other materials and improvements as Tenant deems necessary or appropriate for Tenant's use and occupancy of the Building.

         (r) UNAVOIDABLE DELAYS: Delays due to acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain supplies, materials, fuels or permits, delays of contractors or subcontractors, or other causes or contingencies beyond the reasonable control of Landlord or Tenant, as applicable.

         (s) WORK DEADLINES: The target dates for performance by the applicable party of the steps listed in the Estimated Construction Schedule attached as EXHIBIT D to the Lease.

         (t) Capitalized terms not otherwise defined in this Workletter shall have the definitions set forth in the Lease.

2. PLANS, COST OF IMPROVEMENTS AND CONSTRUCTION. Landlord and Tenant shall comply with the procedures set forth in this Paragraph 2 in preparing, delivering and approving matters relating to the Improvements.

         (a) APPROVED PLANS AND WORKING DRAWINGS FOR LANDLORD'S WORK. Landlord shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Tenant Delays and Unavoidable Delays) prepare or cause to be prepared plans and specifications for the Improvements constituting Landlord's Work. Such plans and specifications shall not be subject to Tenant's approval, except to the extent (and only to the extent) that Landlord's Work includes, by mutual agreement of Landlord and Tenant, any portion of the Tenant Improvements. Landlord shall deliver copies of such plans and specifications to Tenant for Tenant's approval (but only to the extent provided in the preceding sentence) and information, to assist Tenant in providing any information and making any decisions necessary to be provided or made by Tenant in order to permit preparation of Landlord's Final Working Drawings as hereinafter defined, and to assist Tenant in preparing plans, specifications and drawings for Tenant's Work as hereinafter set forth. Following approval of such plans and specifications by Landlord and, if applicable, by Tenant (as so approved, the "LANDLORD'S APPROVED PLANS"), Landlord shall then prepare or cause to be prepared, on or before the applicable Work Deadline (assuming timely delivery by Tenant of all information and decisions required to be furnished or made by Tenant in order to permit preparation of Landlord's Final Working Drawings), final detailed working drawings and specifications for the Improvements constituting Landlord's Work, including structural, fire protection, life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "LANDLORD'S FINAL WORKING DRAWINGS"). Landlord's Final Working Drawings shall substantially conform to the Landlord's Approved Plans. Landlord's Final Working Drawings shall not be subject to Tenant's approval, except to the extent (and only to the extent), as noted above, that Landlord's Work includes, by mutual agreement of Landlord and Tenant, any portion of the Tenant Improvements. Landlord shall deliver copies of Landlord's Final Working Drawings to Tenant for Tenant's approval (but only to the extent provided in the preceding sentence) and information, and to assist Tenant in preparing plans, specifications and drawings for Tenant's Work as hereinafter set forth. Landlord's obligation to deliver Landlord's Final Working Drawings to Tenant within the time period set forth above shall be extended for any delay encountered by Landlord as a result of a request by Tenant for changes in accordance with the procedure set forth below, any other Tenant Delays, or any Unavoidable Delays. To the extent Tenant has any right of approval over Landlord's proposed plans and specifications or Landlord's proposed Final Working Drawings pursuant to the foregoing provisions, no later than the applicable Work Deadline (assuming timely delivery of plans and drawings by Landlord), Tenant shall either approve (to the extent of Tenant's approval right) Landlord's proposed plans and specifications or proposed Landlord's Final Working Drawings, as applicable, or set forth in writing with particularity any changes necessary to bring the aspects of such proposed plans and specifications or proposed Landlord's Final Working Drawings over which Tenant has a right of approval into a form which will be acceptable to Tenant or, in the case of Landlord's Final Working Drawings, into substantial conformity with the Landlord's Approved Plans. Notwithstanding any other provisions of this paragraph, in no event shall Tenant have the right to object to any aspect of the Landlord's proposed plans and specifications or proposed Landlord's Final Working Drawings (including, but not limited to, any subsequently proposed changes therein from time to time) that is necessitated by applicable law or as a condition of any governmental or other third-party approvals or consents that are required to be obtained in connection with Landlord's Work.. Failure of Tenant to deliver to Landlord written notice of disapproval and specification of required changes (to the extent Tenant has a right of approval or objection under this paragraph) on or before the applicable Work Deadline shall constitute and be deemed to be approval of Landlord's proposed plans and specifications or proposed Landlord's Final Working Drawings, as applicable. Upon approval, actual or deemed, of Landlord's Final Working Drawings by Landlord and Tenant (to the extent Tenant has such a right of approval under this paragraph), Landlord's Final Working Drawings shall be deemed to be incorporated in and considered part of the Landlord's Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Landlord's Approved Plans.

         (b) APPROVED PLANS AND WORKING DRAWINGS FOR TENANT'S WORK. Tenant shall promptly and diligently (and in all events prior to any applicable Work Deadlines, subject to Landlord Delays and Unavoidable Delays) cause to be prepared and delivered to Landlord, for approval (which shall not be unreasonably withheld or delayed by Landlord), a space plan and detailed plans and specifications for the Improvements constituting Tenant's Work (as so approved, the "TENANT'S APPROVED PLANS"). Following mutual approval of the Tenant's Approved Plans, Tenant shall then cause to be prepared and delivered to Landlord for approval (which shall not be unreasonably withheld) final working drawings and specifications for the Improvements constituting Tenant's Work, including any applicable life safety, mechanical and electrical working drawings and final architectural drawings (collectively, "TENANT'S FINAL WORKING DRAWINGS"). Tenant's Final Working Drawings shall substantially conform to the Tenant's Approved Plans. Landlord shall either approve Tenant's Final Working Drawings or set forth in writing with particularity any changes necessary to bring Tenant's Final Working Drawings into substantial conformity with the Tenant's Approved Plans or into a form which will be acceptable to Landlord. Upon approval of Tenant's Final Working Drawings by Landlord and Tenant, Tenant's Final Working Drawings shall be deemed to be incorporated in and considered part of the Tenant's Approved Plans, superseding (to the extent of any inconsistencies) any inconsistent features of the previously existing Tenant's Approved Plans.

         (c) COST OF IMPROVEMENTS. "COST OF IMPROVEMENT" shall mean, with respect to any item or component for which a cost must be determined in order to allocate such cost, or an increase in such cost, to Landlord and/or Tenant pursuant to this Workletter, the sum of the following (unless otherwise agreed in writing by Landlord and Tenant with respect to any specific item or component or any category of items or components): (i) all sums paid to contractors or subcontractors for labor and materials furnished in connection with construction of such item or component; (ii) all costs, expenses, payments, fees and charges (other than penalties) paid or incurred to or at the direction of any city, county or other governmental or quasi-governmental authority or agency which are required to be paid in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to construction of such item or component; (iii) engineering and architectural fees for services rendered in connection with the design and construction of such item or component (including, but not limited to, the applicable Architect for such item or component and an electrical engineer, mechanical engineer and civil engineer);
(iv) sales and use taxes; (v) testing and inspection costs; (vi) the cost of power, water and other utility facilities and the cost of collection and removal of debris required in connection with construction of such item or component;
(vii) all other "hard" costs incurred in the construction of such item or component in accordance with the applicable Approved Plans and this Workletter; and (viii) as to the Tenant Improvements, all costs and items specifically set forth or described on SCHEDULE C-2 attached hereto.

         (d) CONSTRUCTION OF LANDLORD'S WORK. Promptly following approval of Landlord's Final Working Drawings, Landlord shall apply for and use reasonable efforts to obtain the necessary permits and approvals to allow construction of all Improvements constituting Landlord's Work. Upon receipt of such permits and approvals, Landlord shall, at Landlord's sole expense (except as otherwise provided in the Lease or in this Workletter), diligently construct and complete the Improvements constituting Landlord's Work substantially in accordance with the Landlord's Approved Plans, subject to Unavoidable Delays and Tenant Delays (if any). Such construction shall be performed in a good and workmanlike manner and shall conform to all applicable governmental codes, laws and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Landlord shall be responsible for compliance of all Improvements designed and constructed by Landlord with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities. Landlord shall have the right, in its sole discretion, to decide whether and to what extent to use union labor on or in connection with Landlord's Work and shall use the General Contractor designated pursuant to Paragraph 1(h) to construct all Improvements constituting Landlord's Work.

         (e)      CHANGES.

                  (i) If Landlord determines at any time that changes in Landlord's Final Working Drawings or in any other aspect of the Landlord's Approved Plans relating to any item of Landlord's Work are required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval may be required with respect to the Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, or are otherwise deemed desirable by Landlord, then Landlord shall promptly (A) advise Tenant of such circumstances and (B) cause revised Landlord's Approved Plans and/or Landlord's Final Working Drawings, as applicable, reflecting such changes to be prepared by Architect and submitted to Tenant, for Tenant's information (and to assist Tenant in determining the need for any related changes in Tenant's Approved Drawings) and, to the extent such changes relate to Tenant Improvements being constructed by Landlord pursuant to mutual agreement of Landlord and Tenant, for approval by Tenant in accordance with the procedure contemplated in Paragraph 2(a) hereof. Upon final approval of such revised drawings by Landlord and Tenant (if applicable), Landlord's Final Working Drawings and/or the Landlord's Approved Plans shall be deemed to be modified accordingly. In the case of any such changes in Landlord's Final Working Drawings and/or the Landlord's Approved Plans which are required as a result of applicable law or governmental requirements, or are required at the insistence of any other third party whose approval may be required with respect to the Improvements, or are required as a result of unanticipated conditions encountered in the course of construction, Landlord shall have no liability or responsibility for any costs or cost increases incurred by Tenant as a result of such required changes. However, in the case of any changes in Landlord's Final Working Drawings and/or the Landlord's Approved Plans which are merely deemed desirable by Landlord without being required by any of the circumstances described in the preceding sentence, then Landlord shall be responsible for all actual costs or cost increases incurred by Tenant as a result of such changes and shall reimburse Tenant for any such actual costs or cost increases promptly following receipt of Tenant's written request for such reimbursement, accompanied by documentation reasonably supporting Tenant's claimed costs or cost increases and their relationship to the changes made by Landlord.

                  (ii) If Tenant at any time desires any changes, alterations or additions to the Landlord's Approved Plans or Landlord's Final Working Drawings with respect to any of Landlord's Work, Tenant shall submit a detailed written request to Landlord specifying such changes, alterations or additions (a "CHANGE ORDER REQUEST"). Upon receipt of any such request, Landlord shall promptly notify Tenant of (A) whether the matters proposed in the Change Order Request are approved by Landlord (which approval shall not be unreasonably withheld or delayed as to any matters relating to Tenant Improvements which are being constructed by Landlord pursuant to mutual agreement of Landlord and Tenant, but may be granted or withheld by Landlord in its sole discretion as to any other aspects of Landlord's Work), (B) Landlord's estimate of the number of days of delay, if any, which shall be caused by such Change Order Request if implemented (including, without limitation, delays due to the need to obtain any revised plans or drawings and any governmental approvals), and (C) Landlord's estimate of the increase, if any, which shall occur in the Cost of Improvement for the items or components affected by such Change Order Request if such Change Order Request is implemented (including, but not limited to, any costs of compliance with laws or governmental regulations that become applicable because of the implementation of the Change Order Request). If Landlord approves the Change Order Request and Tenant notifies Landlord in writing, within five (5) business days after receipt of such notice from Landlord, of Tenant's approval of the Change Order Request (including the estimated delays and cost increases, if any, described in Landlord's notice), then Landlord shall cause such Change Order Request to be implemented and Tenant shall be responsible for all actual costs or cost increases resulting from or attributable to the implementation of the Change Order Request, subject to the provisions of Paragraph 4 hereof. If Tenant fails to notify Landlord in writing of Tenant's approval of such Change Order Request within said five (5) business day period, then such Change Order Request shall be deemed to be withdrawn and shall be of no further effect.

                  (iii) If Tenant at any time desires to make any changes, alterations or additions to the Tenant's Approved Plans, such changes, alterations or additions shall be subject to approval by Landlord in the same manner as the original Tenant's Approved Plans as provided above.

3.       COMPLETION.

         (a) When Landlord receives written certification from Architect that construction of the foundation, structural slab on grade (except to the extent delayed at Tenant's request to accommodate Tenant's design requirements and/or any underslab aspects of Tenant's Work), Landlord's underslab plumbing work, structural steel framework, decking and concrete on second and third floors, roof structure and installation of main fire sprinkler risers in the Building have been completed in accordance with the Landlord's Approved Plans, Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "STRUCTURAL COMPLETION CERTIFICATE") certifying that the construction of such portions of the Building has been substantially completed in accordance with the Landlord's Approved Plans in all material respects and specifying the date of that completion. The delivery of such Structural Completion Certificate shall commence the running of the 180-day time period until the Rent Commencement Date under Section 2.1 of the Lease.

         (b) When Landlord receives written certification from Architect that construction of the remaining Improvements constituting Landlord's Work has been completed in accordance with the Landlord's Approved Plans (except for Punch List Work), Landlord shall prepare and deliver to Tenant a certificate signed by both Landlord and Architect (the "FINAL COMPLETION CERTIFICATE") certifying that the construction of the remaining Improvements constituting Landlord's Work has been substantially completed in accordance with the Landlord's Approved Plans in all material respects, subject only to completion of Punch List Work, and specifying the date of that completion. Upon receipt by Tenant of the Final Completion Certificate, the Improvements constituting Landlord's Work will be deemed delivered to Tenant for all purposes of the Lease (subject to Landlord's continuing obligations with respect to the Punch List
Work).

         (c) Notwithstanding any other provisions of this Workletter or of the Lease, if Landlord is delayed in substantially completing any of Landlord's Work necessary for issuance of the Structural Completion Certificate as a result of any Tenant Delay, then the 180-day period between the delivery of the Structural Completion Certificate and the Rent Commencement Date pursuant to
Section 2.1 of the Lease shall be reduced, day for day, by the number of days by which such Tenant Delay delayed completion of the portions of Landlord's Work necessary for issuance of the Structural Completion Certificate, and Tenant shall reimburse Landlord in cash, within fifteen (15) days after written demand by Landlord (accompanied by reasonable documentation of the items claimed), for any increased construction-related costs and expenses actually incurred by Landlord as a result of the Tenant Delay, if any.

         (d) At any time within thirty (30) days after delivery of the Structural Completion Certificate or the Final Completion Certificate, as applicable, Tenant shall be entitled to submit one or more lists to Landlord specifying Punch List Work to be performed on the applicable Improvements constituting Landlord's Work, and upon receipt of such list(s), Landlord shall diligently complete such Punch List Work at Landlord's sole expense. In the event of any dispute as to completion of any item or component of Landlord's Work, the certificate of Landlord's Architect shall be conclusive. Promptly after Landlord provides Tenant with the Final Completion Certificate, Landlord shall cause the recordation of a Notice of Completion (as defined in Section 3093 of the California Civil Code) with respect to Landlord's Work.

4.       PAYMENT OF COSTS.

         (a) LANDLORD'S WORK. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in SCHEDULE C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, the cost of construction of Landlord's Work shall be borne by Landlord at its sole cost and expense, including any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions; PROVIDED, however, that notwithstanding any other provisions of this Paragraph 4(a), to the extent the Cost of Improvement relating to the construction of any item or component of Landlord's Work is increased as a result of any implemented Change Order Request or any Tenant Delay, or as a result of any "above standard" Building Shell components requested by Tenant or otherwise necessitated by Tenant's particular use requirements or by the contemplated Tenant's Work, or as a result of any other plan changes or compliance costs attributable to Tenant's particular use requirements or to the contemplated Tenant's Work, the amount of the increase in the Cost of Improvement with respect to such item or component shall be reimbursed by Tenant to Landlord in cash or, by mutual agreement of Landlord and Tenant, may be deducted from Landlord's maximum obligation under Paragraph 4(b) with respect to the cost of Tenant's Work.

         (b) TENANT'S WORK. Except as otherwise expressly provided in this Workletter (including, but not limited to, the cost allocations set forth in SCHEDULE C-2 attached hereto) or by mutual written agreement of Landlord and Tenant, (i) the cost of construction of the Tenant Improvements shall be borne by Landlord up to a Cost of Improvements of $100.00 per square foot of space in the Building (measured in accordance with Section 3.1(d) of the Lease) for such Tenant Improvements and (ii) any cost of construction of the Tenant Improvements in excess of $100.00 per square foot of space in the Building for such Tenant Improvements up to a maximum additional cost of $30.00 per square foot shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant, equating to a maximum total contribution by Landlord to the Cost of Improvements for the Tenant Improvements of $115.00 per square foot (the "TENANT IMPROVEMENT ALLOWANCE") if the total Cost of Improvements for the Tenant Improvements is $130.00 per square foot. Tenant shall be responsible, at its sole cost and expense, for payment of fifty percent (50%) of the first $30.00 per square foot of the Cost of Improvements of the Tenant Improvements in excess of $100.00 per square foot, for the entire Cost of Improvements of the Tenant Improvements in excess of $130.00 per square foot (if any such excess occurs) and for the entire cost of any Tenant's Work that is not part of the Tenant Improvements, including (but not limited to), in each case, any costs or cost increases incurred as a result of Unavoidable Delays, governmental requirements or unanticipated conditions. The rental schedule set forth in Section 3.1(a) of the Lease is subject to adjustment based on the Cost of Improvements of the Tenant Improvements, to the extent the total final contribution of Landlord toward the Cost of Improvements for the Tenant Improvements is less than $115.00 per square foot but not less than $100.00 per square foot, in accordance with the provisions of Section 3.1(e) of the Lease. The funding of Landlord's share of the Cost of Improvements for the Tenant Improvements (100% of the first $100.00 per square foot of such Cost of Improvements and 50% of each $1.00 per square foot of such Cost of Improvements in excess of $100.00 per square foot but not in excess of $130.00 per square foot) shall be made on a monthly basis or at other convenient intervals mutually approved by Landlord and Tenant and shall be based on such disbursement conditions and procedures as Landlord and Landlord's lender (if any) may reasonably prescribe, including (but not limited to), as to the shared portion of such Cost of Improvements, prior or concurrent payment of Tenant's share of the applicable Cost of Improvements. Notwithstanding any other provisions of this Paragraph 4(b), to the extent any amounts are deducted from or charged against the Tenant Improvement Allowance pursuant to the final sentence of Paragraph 4(a) hereof, whether as a result of implemented Change Order Requests, Tenant Delays and/or Unavoidable Delays or otherwise, such amounts shall result in a reduction of the first ($100.00 per square foot) tranche of the Tenant Improvement Allowance that is borne 100% by Landlord with respect to the Tenant Improvements, and the application of the second tranche of the Tenant Improvement Allowance ($30.00 per square foot, borne 50% by Landlord and 50% by Tenant, up to a maximum contribution of $15.00 per square foot by Landlord) with respect to the Tenant Improvements shall commence upon exhaustion of the first tranche of the Tenant Improvement Allowance as so reduced. The foregoing Tenant Improvement Allowance assumes a building composed of a minimum of 60% laboratory space and a maximum of 40% office space, and is subject to reduction (and/or to disapproval by Landlord of Tenant's proposed plans and specifications for the Tenant Improvements) if the proposed laboratory space is less than 60% of the square footage of the Building.

5. TENANT'S WORK. On or before the applicable Work Deadline (subject to Landlord Delays and Unavoidable Delays, if any), Tenant shall construct and install in the Building the Tenant's Work, substantially in accordance with the Tenant's Approved Plans or, with respect to Tenant's Work not otherwise shown on the Tenant's Approved Plans, substantially in accordance with plans and specifications prepared by Tenant and approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed). Tenant's Work shall be performed in accordance with, and shall in all respects be subject to, the terms and conditions of the Lease (to the extent not inconsistent with this Workletter), and shall also be subject to the following conditions:

         (a) CONTRACTOR REQUIREMENTS. The contractor engaged by Tenant for Tenant's Work, and any subcontractors, shall be duly licensed in California and shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant shall engage only union contractors for the construction of Tenant's Work and for the installation of Tenant's fixtures and equipment in the Building, and shall require all such contractors engaged by Tenant, and all of their subcontractors, to use only union labor on or in connection with such work, except to the extent Landlord determines, in its reasonable discretion, that the use of non-union labor would not create a material risk of labor disputes, picketing or work interruptions at the Site, in which event Landlord shall, to that extent, waive such union labor requirement.

         (b) COSTS AND EXPENSES OF TENANT'S WORK. Subject to Landlord's payment or reimbursement obligations under Paragraph 4(b) hereof with respect to Landlord's share of the Cost of Improvements for the Tenant Improvements, Tenant shall promptly pay all costs and expenses arising out of the performance of Tenant's Work (including the costs of permits) and shall furnish Landlord with evidence of payment on request. Tenant shall provide Landlord with ten (10) days prior written notice before commencing any Tenant's Work. On completion of Tenant's Work, Tenant shall deliver to Landlord a release and unconditional lien waiver executed by each contractor, subcontractor and materialman involved in the performance of Tenant's Work.

         (c) TENANT'S INDEMNIFICATION. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Tenant's Work. Tenant shall repair or replace (or, at Landlord's election, reimburse Landlord for the cost of repairing or replacing) any portion of the Improvements and/or any of Landlord's real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Tenant's Work.

         (d) INSURANCE. Tenant's contractors shall obtain and provide to Landlord certificates evidencing workers' compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Landlord.

         (e) RULES AND REGULATIONS. Tenant and Tenant's contractors shall comply with any other rules, regulations and requirements that Landlord or General Contractor may reasonably impose with respect to the performance of Tenant's Work. Tenant's agreement with Tenant's contractors shall require each contractor to provide daily cleanup of the construction area to the extent that such cleanup is necessitated by the performance of Tenant's Work.

         (f) EARLY ENTRY. Landlord shall permit entry of contractors into the Building for the purposes of performing Tenant's Work, subject to satisfaction of the conditions set forth in the

Lease. This license to enter is expressly conditioned on the contractor(s) retained by Tenant working in harmony with, and not unreasonably interfering with, the workers, mechanics and contractors of Landlord. If at any time the entry or work by Tenant's contractor(s) causes any material interference with the workers, mechanics or contractors of Landlord, permission to enter may be withdrawn by Landlord immediately on written notice to Tenant.

         (g) RISK OF LOSS. All materials, work, installations and decorations of any nature brought onto or installed in the Building, by or at the direction of Tenant or in connection with the performance of Tenant's Work, before the commencement of the Term shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage, loss or destruction thereof, unless caused by Landlord's or its agents', employees' or contractors' gross negligence or willful misconduct.

         (h) CONDITION OF TENANT'S WORK. All work performed by Tenant shall be performed in a good and workmanlike manner, shall be free from defects in design, materials and workmanship, and shall be completed in compliance with the plans approved by Landlord for such Tenant's Work in all material respects and in compliance with all applicable governmental laws, ordinances, codes and regulations in force at the time such work is completed. Without limiting the generality of the foregoing, Tenant shall be responsible for compliance of all Improvements designed and constructed by Tenant with the requirements of the Americans with Disabilities Act and all similar or related requirements pertaining to access by persons with disabilities.

6. LANDLORD'S INDEMNIFICATION. Landlord shall indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold Tenant harmless from all suits, claims, actions, losses, costs and expenses (including, but not limited to, claims for workers' compensation, attorneys' fees and costs) based on personal injury or property damage or contract claims (including, but not limited to, claims for breach of warranty) arising from the performance of Landlord's Work. Landlord shall repair or replace (or, at Tenant's election, reimburse Tenant for the cost of repairing or replacing) any portion of the Tenant Improvements and/or any of Tenant's real or personal property or equipment that is damaged, lost or destroyed in the course of or in connection with the performance of Landlord's Work.

7. NO AGENCY. Nothing contained in this Workletter shall make or constitute Tenant as the agent of Landlord.

8. SURVIVAL. Without limiting survival provisions which would otherwise be implied or construed under applicable law, the provisions of Paragraph 5(c) of this Workletter shall survive the termination of the Lease with respect to matters occurring prior to expiration of the Lease.

9. MISCELLANEOUS. All references in this Workletter to a number of days shall be construed to refer to calendar days, unless otherwise specified herein. In all instances where Tenant's approval is required, if no written notice of disapproval is given within the applicable time period, at the end of that period Tenant shall be deemed to have given approval (unless the provision requiring Tenant's approval expressly states that non-response is deemed to be a disapproval or withdrawal of the pending action or request, in which event such express statement shall be controlling over the general statement set forth in this sentence) and the next succeeding time period shall commence. If any item requiring approval is disapproved by Tenant in a timely manner, the procedure for preparation of that item and approval shall be repeated.

         IN WITNESS WHEREOF, the parties have executed this Workletter concurrently with and as of the date of the Lease.

           "Landlord"                                    "Tenant"

SLOUGH BTC, LLC, a Delaware limited            EOS BIOTECHNOLOGY, INC., a
liability company                              Delaware corporation


By:   SLOUGH ESTATES USA INC., a
      Delaware corporation, Its Manager        By:
                                                  ------------------------------
                                                  David W. Martin, Jr., M.D.
                                                  President and CEO


      By:                                      By:
          -----------------------------            -----------------------------
      Its:                                     Its:
          -----------------------------            -----------------------------

                           SCHEDULE C-1 TO WORKLETTER

                                 BUILDING SHELL

The "BUILDING SHELL" as defined in the Workletter to which this SCHEDULE C-1 is attached shall consist of the following:

Building envelope and waterproofing (the Building "shell"), except as specifically indicated as being included in Tenant Improvements under SCHEDULE C-2, including: foundation system consisting of reinforced concrete grade beams on epoxy coated steel H piles, strip mat foundation, or other engineered foundation system that is selected and designed based upon existing site conditions; ground floor to be a reinforced concrete structural slab or slab on grade (depending on the extent of overexcavation and recompaction necessary due to existing conditions); second and third floors to have metal decking with concrete topping slab; roof structure to be metal deck with concrete for mass dampening in areas to receive mechanical equipment, and to include a mechanical penthouse enclosure; roof membrane to be built-up system, four-ply including mineral fiber cap sheet, with flashing and sealants; building structural framing to consist of steel beams, girders, columns with a non-bearing exterior curtain wall; seismic system utilizing steel braced frames; floor system designed with live load capacity of 100 psf; roof live load to be 20 psf with minimum of 50 psf (more if required) in all areas within the roofscreen and mechanical penthouse; floor to floor heights of 17 feet

All other structural work except that driven specifically by Tenant Improvements programming (e.g., interior masonry walls)

Main Building entrances

Building code required primary structure fireproofing

Building code required stairs

Pit and jack for elevator; framed openings at 2nd and 3rd floors;
pits/openings sized for 5'8" x 8'5" deep inside clear dimension if Tenant provides elevator selection information prior to September 15, 2001 (two weeks prior to estimated date for completion of construction documents for shell as specified in EXHIBIT D)

Exterior hardscape and landscape, except as specifically included in Tenant Improvements under SCHEDULE C-2

Polyethylene vapor barrier under slab on grade

Site underground water, fire, storm and sanitary service to 5' outside Building line

Building storm and overflow drainage systems

Site underground conduits for "normal" electrical and communications, terminated within the Building

Electrical utility pad and transformer, and primary and secondary service conduits terminated at building switchgear location for TI-provided electrical service. Anticipated sizing for this building is a 3000A service, unless not approved by PG&E based on Tenant loads and demands

Gas service to exterior meter at Building

Wet fire protection (risers, loops, branches and heads),1 evenly distributed for "ordinary hazard - group 2" occupancy Shell design and permitting fees, except as specifically included in Tenant Improvements under SCHEDULE C-2

                           Schedule C-1 - Page 1 of 2

Temporary project fencing

Construction lift for contractor access and stocking of materials (split with TI - 50%)

Underslab main trunk line for sanitary waste

Rigid roof insulation














                           Schedule C-1 - Page 2 of 2

                           SCHEDULE C-2 TO WORKLETTER

                               TENANT IMPROVEMENTS

The "TENANT IMPROVEMENTS" as defined in the Workletter to which this SCHEDULE C-2 is attached shall include, but not necessarily be limited to, the following:

All tenant construction, design fees, fixtures, furnishings, etc. to support tenant operations, including use space, offices, lobbies, circulation, restrooms and all other features not indicated as part of the Building Shell in SCHEDULE C-1

Service yard foundations, structure, enclosure and waterproofing

Shipping/receiving/dock equipment and bollards

Exterior Building skin modifications to support TI systems (e.g., louvers for HVAC accommodation)

Outdoor lounge and eating area

Topical emission barriers at slab on grade, if required

Slab depressions for special finishes or special uses

Enhancement of structure for live loading above 100 PSF or vibration control criteria

Modification of structure for openings at floors and roof

Modification of structure fireproofing required by TI construction

All minor support structures for ducts, conduits, pipes, etc.

Stair enclosures

Stair penthouse, if required

Exterior wall insulation

Firesafing at floor decks, exterior wall and interior openings

Custom doors

Security or other upgrades to exterior doors

Wallboard capture trim at exterior window wall

Visual screens for rooftop equipment

Supports, sleepers, etc. for all rooftop equipment, ducts, plumbing, electrical, etc.

Roof patching for all penetrations

Skylights, if used, including curbs, roof patching, etc.

Elevator cab and equipment, except for pit and jack

                           Schedule C-2 - Page 1 of 2

Shaft walls or other fire separations required for vertical openings (stairs, elevators) or control zones

Distribution/laterals from Building main trunk line for sanitary waste

All underground plumbing (main trunk line and distribution/laterals) and related systems and fixtures for lab waste

Modifications/enhancements to wet fire protection systems required by TI design

Fire alarm and signal systems

All secondary electrical service for Tenant demand loads, including 3000A main service disconnect, Tenant meter section and distribution panels

Standby electrical generator, if required

All electrical communications wire and service not included in Building Shell

All TI design fees and reimbursables

All other "soft" costs, including TI permit/development fees, utility capacity or connection charges, etc.

Landlord-provided project management of TI activities (not to exceed a maximum amount equal to two percent (2%) of the Tenant Improvement Allowance funded by Landlord)

All testing and inspection of TI construction

Builders risk insurance for TI construction

All general contractor preconstruction services costs related to TI construction

Construction lift for contractor access and stocking of materials (split with shell - 50%)

                           Schedule C-2 - Page 2 of 2

                                    EXHIBIT D

                         ESTIMATED CONSTRUCTION SCHEDULE

[Hathaway                  BRITANNIA OYSTER POINT                                      Slough Estates USA, Inc.]
Dinwiddie LOGO]       OYSTER POINT, SOUTH SAN FRANCISCO                       Project Management Advisors, Inc.
                             BUILDING D (81,223 SF)                                       Chamorro Design Group
                                LEASE EXHIBIT D                                           Revised Final-5/25/01
                                  MAY 25 2001


   ID     Task Name                                                               Dur       Start         Finish          %
   1      BRITANNIA OYSTER POINT                                                   139W   WED 6/7/00     SAT 3/1/03      24%
  322          BUILDING D                                                         91.8W   FRI 2/9/01    SAT 11/30/02      5%
  323             SHELL DESIGN                                                    32.8W   FRI 2/9/01    MON 10/1/01      39%
  324                Schematic Design                                              7.2w   Fri 2/9/01    Fri 3/30/01     100%
  325                Steel Package                                                   8w   Mon 4/2/01    Fri 5/25/01      55%
  326                Design Development                                            9.8w   Mon 4/2/01     Fri 6/8/01      45%
  327                Grading / Utility Package                                       0w   Fri 6/8/01     Fri 6/8/01       0%
  328                Construction Documents                                         16w   Fri 6/8/01    Mon 10/1/01       0%
  329             PERMITS                                                         12.6W   TUE 10/2/01    WED 1/2/02       0%
  330                Building Permit Review                                       12.6w   Tue 10/2/01    Wed 1/2/02       0%
  331                Building Permit                                                 0w   Wed 1/2/02     Wed 1/2/02       0%
  332             SUBMITTALS / PROCUREMENT                                          43W   MON 4/30/01    TUE 3/5/02       1%
  333                Early Involvement Steel Subcontractor                           4w   Mon 4/30/01   Fri 5/25/01      10%
  334                Steel Reservation (Latest Date)                                 0d   Tue 8/7/01     Tue 8/7/01       0%
  335                Procure Steel                                                  29w   Wed 8/8/01     Tue 3/5/02       0%
  336             SHELL CONSTRUCTION                                              35.8W  MON 12/17/01   WED 8/28/02       0%
  337                Winterization / Mobilization                                    2w  Mon 12/17/01   Mon 12/31/01      0%
  338                Drive Piles                                                   2.8w   Wed 1/2/02    Mon 1/21/02       0%
  339                Excavate Pile Caps & Grade Beams                                2w   Wed 1/9/02    Tue 1/22/02       0%
  340                Set Templates / Forming                                         2w   Wed 1/16/02   Tue 1/29/02       0%
  341                Pour 1st 1/2 Pile Caps & Grade Beams                            1d   Tue 1/22/02   Tue 1/22/02       0%
  342                Pour 2nd 1/2 Pile Caps & Grade Beams                            1d   Tue 1/29/02   Tue 1/29/02       0%
  343                T.I. U'slab, decks & Roof Required                              0w   Tue 1/22/02   Tue 1/22/02       0%
  344                U'gnd Utilities                                               4.7w   Wed 1/30/02    Mon 3/4/02       0%
  345                SOG                                                           4.2W   THU 4/18/02   THU 5/16/02       0%
  346                     Edge Forms 1st half SOG                                    7d   Thu 4/18/02   Fri 4/26/02       0%
  347                     Under Slab Plumbing                                       20d   Thu 4/18/02   Wed 5/15/02       0%
  348                     Rebar 1st Half SOG                                         7d   Mon 4/29/02    Tue 5/7/02       0%
  349                     Pour 1st Half SOG                                          1d   Wed 5/8/02     Wed 5/8/02       0%
  350                     Edge Forms 2nd Half SOG                                    7d   Wed 5/1/02     Thu 5/9/02       0%
  351                     Rebar 2nd Half SOG                                         7d   Wed 5/8/02    Thu 5/16/02       0%
  352                     Pour 2nd Half SOG                                          0d   Thu 5/16/02   Thu 5/16/02       0%
  353                STRUCTURAL CONSTRUCTION                                        12W   WED 3/6/02    WED 5/29/02       0%
  354                     Erect, Bolt & Weld Structural Steel                        2w   Wed 3/6/02    Tue 3/19/02       0%
  355                     Metal Decking                                            3.4w   Mon 3/18/02    Tue 4/9/02       0%
  356                     Prep 2nd Deck                                              4d   Mon 4/1/02     Thu 4/4/02       0%
  357                     Pour 2nd Deck                                              1d   Fri 4/5/02     Fri 4/5/02       0%
  358                     Prep 3rd Deck                                              4d   Mon 4/8/02    Thu 4/11/02       0%
  359                     Pour 3rd Deck                                              1d   Fri 4/12/02   Fri 4/12/02       0%
  360                     Prep Roof                                                 17d   Thu 3/28/02   Fri 4/19/02       0%
  361                     Pour Roof                                                  1d   Mon 4/22/02   Mon 4/22/02       0%
  362                     Pour stair #1 (1 thru Roof)                                1d   Mon 4/8/02     Mon 4/8/02       0%
  363                     Pour Stair #2 (1 thru 3)                                   1d   Mon 4/15/02   Mon 4/15/02       0%
  364                     Fireproofing                                               5w   Fri 4/19/02   Thu 5/23/02       0%
  365                     Roofing                                                    3w   Tue 4/23/02   Mon 5/13/02       0%
  366                     F/S Risers                                                 2w   Wed 5/15/02   Wed 5/29/02       0%
  367                Start Curtain Wall                                              0w   Fri 5/17/02   Fri 5/17/02       0%
  368                Structural Completion                                           0w   Fri 5/31/02   Fri 5/31/02       0%
  369                Complete Construction                                        12.4w   Mon 6/3/02    Wed 8/28/02       0%
  370                Shell Complete                                                  0w   Wed 8/28/02   Wed 8/28/02       0%
  371             TENANT DESIGN (TARGET)                                            49W   THU 6/14/01   FRI 5/31/02       0%
  372                TI Programming                                                 12w   Thu 6/14/01    Fri 9/7/01       0%
  373                Schematic Design                                               12w   Fri 8/31/01   Tue 11/27/01      0%
  374                Details of all Tenant U'gnd Utilities & Struct. Const.          0w   Mon 11/5/01   Mon 11/5/01       0%
                     Changes
  375                Owner / Tenant Approval of Schematic Package                    3w  Mon 11/19/01   Tue 12/11/01      0%
  376                Owner / Tenant Approved Tenant U'gnd Util. & Struct.            0w  Tue 12/11/01   Tue 12/11/01      0%
                     Const. Changes
  377                TI Design Development / Construction Documents                 14w  Mon 11/19/01   Thu 2/28/02       0%
  378                TI Permit                                                      12w   Fri 3/8/02    Fri 5/31/02       0%
  379             TENANT CONSTRUCTION (TARGET)                                      25W   MON 6/3/02    SAT 11/30/02      0%
  380                Tenant Construction                                          180ed   Mon 6/3/02    Sat 11/30/02      0%
  381             Building D Move-in (Target)                                       0ew  Sat 11/30/02   Sat 11/30/02      0%

                                    EXHIBIT E

                    ACKNOWLEDGMENT OF RENT COMMENCEMENT DATE


This Acknowledgment is executed as of _________________, ____, by SLOUGH BTC, LLC, a Delaware limited liability company ("Landlord"), and EOS BIOTECHNOLOGY, INC., a Delaware corporation ("Tenant"), pursuant to Section 2.4 of the Build-to-Suit Lease dated June 1, 2001 between Landlord and Tenant (the "Lease") covering premises located at 1150 Veterans Boulevard, South San Francisco, CA 94080 (the "Building").

Landlord and Tenant hereby acknowledge and agree as follows:

1.       The Rent Commencement Date under the Lease is __________________,_____.

2. The termination date under the Lease shall be _________________, _____, subject to any applicable provisions of the Lease for extension or early termination thereof.

3. The square footage of the Building, as finally designed and built, measured in accordance with Section 3.1(d) of the Lease, is _________ square feet.

4. Tenant accepts the Building and acknowledges the satisfactory completion of all Improvements therein required to be made by Landlord, subject only to (a) any applicable "punch list" or similar procedures specifically provided under the Lease or under the Workletter governing such work, and (b) Landlord's warranties and representations set forth in Section 5.2 of the Lease.

EXECUTED as of the date first set forth above.


"Landlord"                                                "Tenant"

SLOUGH BTC, LLC, a Delaware limited          EOS BIOTECHNOLOGY, INC., a Delaware
liability company                            corporation

By:   Slough Estates USA Inc., a Delaware
      corporation, Its Manager               By:
                                                 -------------------------------
                                                 David W. Martin, Jr., M.D.
                                                 President and CEO

By:                                          By:
      -----------------------------------        -------------------------------
Its:                                         Its:
      -----------------------------------        -------------------------------



                                      E-1